SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                                VIDEOLABS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                 VIDEOLABS, INC.

                              ---------------------

      NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 13, 1999

TO THE SHAREHOLDERS OF VIDEOLABS, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting in lieu of Annual Meeting of Shareholders of VideoLabs, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, July 13, 1999, at 3:30 p.m., local time, at The Metropolitan, 5418 Wayzata Boulevard, Minneapolis, 55416 for the following purposes:

         1. To consider and approve the issuance of shares of common stock, par value $0.01 per share, of the Company (the "Shares"), pursuant to an Agreement and Plan of Merger, dated May 17, 1999, among the Company, VL Acquisition Co., a wholly-owned subsidiary of the Company ("Acquisition Co."), and Acoustic Communication Systems, Inc., a Minnesota corporation ("ACS") and Robin Sheeley, a Minnesota resident, who owns 100% of the outstanding shares of ACS, providing for the merger ("Merger") of ACS into Acquisition Co., for a total merger consideration, payable by the Company, of $500,000 cash and a number of Shares which equals $1,500,000 in value based on a price per share equal to the average of the closing bid and asked prices of the Company's common stock, as reported by Nasdaq during the ten trading days immediately preceding the Closing of the Merger.

         2. To elect three Directors to serve for the ensuing year and until their successors are duly elected and qualified.

         3. To transact such other business as may properly come before the meeting and any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on May 21, 1999, are entitled to notice of and to vote at the Meeting and any adjournment thereof.

         All shareholders are cordially invited to attend the Meeting in person. Any shareholder attending the Meeting may vote in person even if such shareholder previously signed and returned a Proxy.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      /s/ Jill R. Larson
                                      ---------------------------
                                      Jill R. Larson
                                      Secretary



Minneapolis, Minnesota
June 14, 1999




WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                 VIDEOLABS, INC.

                              ---------------------

  PROXY STATEMENT FOR SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 13, 1999

         The enclosed Proxy is solicited on behalf of the Board of Directors of VideoLabs, Inc., a Delaware corporation (the "Company"), for use at the Company's Special Meeting in lieu of Annual Meeting of Shareholders ("Meeting") to be held Tuesday, July 13, 1999, at 3:30 P.M., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Meeting of Shareholders. The Meeting will be held at The Metropolitan, 5418 Wayzata Boulevard, Minneapolis, 55416.

         The Company's principal executive offices are located at 5960 Golden Hills Drive, Minneapolis, Minnesota 55416. The telephone number at that address is (612) 542-0061.


         These Proxy solicitation materials were mailed on or about June 14, 1999, to all shareholders entitled to vote at the Meeting.


                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

         Shareholders of record at the close of business on May 21, 1999, are entitled to notice of, and to vote at, the Meeting. At the record date 4,505,562 shares of the Company's Common Stock were issued, outstanding and entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

         Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed Proxy bearing a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

         The enclosed Proxy is solicited on behalf of the Board of Directors of the Company.

         Every shareholder voting for the election of Directors shall be entitled to one vote for each share of Common Stock standing in such shareholder's name on the books of the Company for each Director separately on a non-cumulative basis. On all other matters each share is entitled to one vote on each proposal or item that comes before the Annual Meeting.

         Proxy statements delivered to brokers who are prohibited from exercising discretionary authority over beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes") will not be included in these vote totals. The Company will include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for transaction of business, but will exclude abstentions and broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

         The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's Directors, officers and regular employees, without compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS


         Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 2000 Annual Meeting must be received by the Secretary of the Company no later than February 14, 2000, in order to be included in the Proxy soliciting material relating to that Annual Meeting.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of May 1, 1999, certain information concerning those persons known by the Company to be the beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock of the Company; the number of shares of Common Stock owned by all directors of the Company, individually; and all Directors and all executive officers of the Company as a group.

                                                    SHARES BENEFICIALLY OWNED(1)
                                                    ----------------------------
NAME                                                NUMBER            PERCENT(2)
----                                                ------            ----------

James W. Hansen                                       616,794(3)         12.6%
26 Hwy 96E
Dellwood, MN 55110

Richard Craven                                        647,448(4)         13.2%
5200 Willson Road Suite 200
Edina, Minnesota 55424-1343

Ward C. Johnson (8)                                   332,860(5)          6.8%
6408 Indian Hills Road
Edina, Minnesota 55439

John A. Collins                                       116,327(6)          2.4%
5555 West 78th Street
Bloomington, Minnesota 55435

Jill R. Larson                                         97,314(7)            2%
14228 Shore Lane
Prior Lake, Minnesota 55372

All Directors and officers as a group (5 persons)   1,810,743              37%


(1) Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by persons indicated based upon there being 4,505,562 Common Shares outstanding.

(2) Includes shares of Common Stock issuable upon the exercise of warrants or options. (See below for an analysis of officer's and director's warrants and options.)

(3) Includes employee stock options to purchase 95,000 shares of the Company's Common Stock and non-qualified stock options to purchase 150,000 shares of the Company's Common Stock.

(4) Includes non-qualified options to purchase 22,000 shares of the Company's Common Stock.

(5) Includes non-qualified options to purchase 2,000 shares of the Company's Common Stock.

(6) Includes non-qualified options to purchase 22,000 shares of the Company's Common Stock.

(7) Includes employee stock options to purchase 95,000 shares of the Company's Common Stock.

(8) Mr. Johnson is currently a director of the Company, but is not seeking re-election for the upcoming term.

                                  PROPOSAL ONE

                        ISSUANCE OF SHARES IN THE MERGER


GENERAL

         The Merger Agreement provides that, subject to the approval of this Proposal by the shareholders of the Company, ACS will merge into Acquisition Co., with Acquisition Co. as the surviving corporation in the Merger. As a result, the pre-Merger business and assets of ACS will become a wholly-owned subsidiary of the Company.

         As a result of the Merger, each share of ACS common stock outstanding on the effective date of the Merger will be converted into the right to receive the Merger Consideration from the Company. The Merger Consideration will be equal to the sum of (a) $500,000 in cash plus (b) a number of shares of the Company's common stock which equals $1,500,000 based on a price per share equal to the average of the closing bid and asked prices of the Company's common stock, as reported by Nasdaq, during the ten trading days ending on the trading day immediately preceding the Merger closing date. Consequently, the exact number of shares of Company common stock to be issued in the Merger will be determined on the closing date of the Merger. As an example of the computation, had the Merger closed on May 17, 1999, the date of the Merger Agreement, 1,293,104 shares of Company common stock would have been issued in the Merger, based on the average closing bid and asked prices of $1.16 for the ten trading days preceding May 17, 1999. Based on this illustration, the share issuance would constitute 29% of the outstanding shares of Company common stock immediately preceding such issuance. The shares to be issued in the Merger will not be registered under federal or state securities laws. See "The Merger Agreement -- Registration Agreement."

VOTE REQUIRED

         Although the Delaware General Corporation Law does not require that the shareholders of the Company approve the Merger, the shares of common stock to be issued in the Merger are quoted on the Nasdaq Small Cap Market and, under the rules of Nasdaq, Nasdaq issuers must obtain shareholder approval prior to the issuance of securities in connection with an acquisition if the number of shares of common stock to be issued exceeds 20% of the number of shares of common stock outstanding before the issuance of such stock. Although the exact number of shares of common stock to be issued in the Merger will not be fixed until the closing date, based on historical stock prices, it is likely that the Merger will result in the issuance of more than 20% of the number of shares of common stock outstanding before such issuance. Therefore, the Company's shareholders are required to approve the issuance of the Shares by a majority of the votes cast at the Meeting.

BACKGROUND OF ACQUISITION

         In early 1999, the Company's Chief Executive Officer, James Hansen, commenced discussions with Robin Sheeley, the President and owner of 100% of the outstanding shares of stock of ACS. Discussions involving a possible acquisition of ACS by the Company continued until April 26, 1999, when a non-binding letter of intent was executed. During the next two weeks, the parties and their respective legal advisors negotiated a definitive acquisition agreement. On May 17, 1999, the Merger Agreement was executed, following approval of the Merger Agreement by the Company's Board of Directors on May 16, 1999.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY AND THE SHAREHOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE THE ISSUANCE OF COMMON STOCK OF THE COMPANY IN CONNECTION WITH THE MERGER.

         Prior to reaching this conclusion, the Board of Directors received presentations from, and reviewed the Merger with, management of the Company. In evaluating the Merger, the Board of Directors considered a variety of factors, including the following:

         (a) The business, operations, properties, assets, financial conditions and operating results of the Company and of conditions in the market for the Company's products, as well as judgments as to the future prospects of the Company and its industry;

         (b) The historical trading prices of the Company's common stock;

         (c) The compatibility of the business of the Company and ACS and the opportunities for increased efficiencies and other benefits resulting from the acquisition of ACS, including wider distribution of the Company's products and greater utilization of the Company's manufacturing capabilities; and

         (d) The terms of the Merger Agreement, which was the result of extensive arms' length negotiations.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The acquisition of ACS by the Company in the Merger will have no federal income tax effect on the current holders of the Company's common stock. The issuance of the Shares to the sole shareholder of ACS will not result in the imposition of limitations on the Company's ability to offset future taxable income with the Company's net operating loss carry forwards.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION WITH RESPECT TO THE COMPANY AND ITS SHAREHOLDERS ONLY AND DOES NOT DESCRIBE THE EFFECT OF THE MERGER ON ACS OR ITS SOLE SHAREHOLDER. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR OTHER TAX LAWS.

ACCOUNTING TREATMENT

         The Merger will be accounted for as a purchase, and the surviving corporation will become a controlled entity in accordance with Generally Accepted Accounting Principles.

DILUTION

         On a pro forma basis, assuming the merger had occurred on December 31, 1998, the Company's net tangible book value per share of common stock would have been $.59, compared to the historical net tangible book value per share of $1.01 on December 31, 1998, or a decrease of 42% in net tangible book value per share of common stock. Also, on a pro forma basis, assuming a Merger date of January 1, 1998, the Company would have had net income before cumulative effect of changes in accounting principles of $.03 per share for the year ended December 31, 1998, compared to the historical loss before cumulative effect of changes in accounting principles of $.05 per share, or a increase of 160% in income per share.

NO DISSENTERS' RIGHTS OF APPRAISAL

         Under Delaware law, the Company's shareholders will not be entitled to dissenters' rights of appraisal in connection with the Merger.

REGULATORY APPROVALS

         No approvals of governmental or regulatory authorities are required in order to consummate the Merger.


         UNAUDITED PRO FORMA COMBINED FINANCIAL DATA OF VIDEOLABS, INC. WITH ACOUSTIC COMMUNICATIONS SYSTEMS, INC.

         The following unaudited pro forma combined financial data give effect to the Merger and are based on estimates and assumptions set forth below in the notes to such data which include pro forma adjustments. These unaudited pro forma combined financial data have been prepared utilizing the historical financial statements of the Company and ACS. These unaudited pro forma combined financial data do not purport to be indicative of the results which actually would have been obtained if the Merger had been effected on the date or dates indicated or of those results which may be obtained in the future.

         The pro forma combined financial data are based on the purchase method of accounting for the Merger. The pro forma condensed combined balance sheet assumes a December 31, 1998 acquisition date. The pro forma combined statement of operations assumes that the Merger had occurred on January 1, 1998.

         Although neither the Company nor ACS has complete current information as to the fair market values of ACS' individual assets and liabilities, a preliminary estimate of the allocation of the purchase price was made on the basis of available information. The actual allocation may be different from that reflected in the pro forma financial data.

                         PRO FORMA FINANCIAL INFORMATION

                                 VIDEOLABS, INC.
       PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 1998
                                   (UNAUDITED)

                                                                             ACOUSTIC
                                                                           COMMUNICATION
                                                            VIDEOLABS         SYSTEMS        ADJUSTMENTS              PRO FORMA
                                                          -------------    -------------    -------------           -------------
ASSETS
CURRENT ASSETS
      Cash and cash equivalents                           $   1,514,561    $          --    $    (211,200)(a)(e)    $   1,303,361
      Certificates of deposit - restricted                      158,000               --                                  158,000
      Accounts receivable, net of allowance of $30,000          664,172        2,283,674                                2,947,846
      Other receivables                                           6,688           53,497                                   60,185
      Inventories                                             1,616,990        1,048,934                                2,665,924
      Deferred income taxes                                     125,000               --                                  125,000
      Costs and estimated profits in excess of billings              --          359,636                                  359,636
      Prepaid Expenses                                           50,457           33,003                                   83,460
                                                          -------------    -------------    -------------           -------------
           TOTAL CURRENT ASSETS                               4,135,868        3,778,744         (500,000)              7,703,412

Property and Equipment                                        1,107,464          486,506                                1,593,970
Accumulated depreciation                                       (638,161)        (226,324)                                (864,485)
                                                          -------------    -------------    -------------           -------------
      Net Property and Equipment                                469,303          260,182               --                 729,485
Non-compete agreement                                                --               --          750,000(d)              750,000
Goodwill                                                             --               --        1,638,085(a,b,c)        1,638,085
      Other assets                                              179,340               --                                  179,340
                                                          -------------    -------------    -------------           -------------
           TOTAL ASSETS                                   $   4,784,511    $   4,038,926    $   2,176,885           $  11,003,322
                                                          =============    =============    =============           =============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
      Bank Overdraft                                      $          --    $      74,027                            $      74,027
      Accounts Payable - trade                                  658,089        1,316,536                                1,974,625
      Non-compete agreement payable                                  --               --          750,000(d)              750,000
      Note Payable - bank                                            --          512,410                                  512,410
      Note payable - shareholder                                     --               --          500,000(c)              500,000
      Current maturities of long-term debt                       22,071          146,613                                  168,684
      Billings in excess of costs and estimated profits              --          163,311                                  163,311
      Advanced billings                                              --           49,775                                   49,775
      Unearned service contract revenue                              --          596,024                                  596,024
      Customer deposits                                           6,114               --                                    6,114
      Accrued Compensation and Expenses                          28,358          100,615                                  128,973
      Purchase commitments, reserves and other                   81,303               --                                   81,303
                                                          -------------    -------------    -------------           -------------
           TOTAL CURRENT LIABILITIES                            795,935        2,959,311        1,250,000               5,005,246
Long-term debt                                                   24,300          217,700                                  242,000
                                                          -------------    -------------    -------------           -------------
           TOTAL LIABILITIES                                    820,235        3,177,011        1,250,000               5,247,246
           TOTAL STOCKHOLDERS' EQUITY                         3,964,276          861,915          926,885(a,b,c,e)      5,753,076
                                                          -------------    -------------    -------------           -------------
           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $   4,784,511    $   4,038,926    $   2,176,885           $  11,000,322
                                                          =============    =============    =============           =============

(a)  To reflect the $500,000 consideration paid upon execution of the merger.

(b) To reflect the 1,500,000 shares issued as consideration, and related goodwill upon execution of the merger.

(c) To reflect a $500,000 note payable to shareholder to be executed immediately before the merger.

(d) To reflect a $750,000 non-compete agreement entered into upon execution of the merger.

(e)  Adjust $288,800 for estimated reduction in officer compensation.

The merger agreement provides that Acoustic Communication Systems, Inc. may distribute $500,000 as a dividend to its shareholder immediately prior to the merger.

                         PRO FORMA FINANCIAL INFORMATION

                                 VIDEOLABS, INC.
        PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT MARCH 31, 1999
                                   (UNAUDITED)

                                                                               ACOUSTIC
                                                                            COMMUNICATION
                                                             VIDEOLABS          SYSTEMS       ADJUSTMENTS              PRO FORMA
                                                           -------------    -------------    -------------           -------------
ASSETS
CURRENT ASSETS
       Cash and cash equivalents                           $   1,536,532    $          --    $    (500,000)(a)       $   1,036,532
       Certificates of deposit - restricted                      158,000               --                                  158,000
       Accounts receivable, net of allowance of $36,233          731,771        1,935,539                                2,667,310
       Other receivables                                           8,959               --                                    8,959
       Inventories                                             1,252,275          940,817                                2,193,092
       Deferred income taxes                                     125,000               --                                  125,000
       Costs and estimated profits in excess of billings              --          381,526                                  381,526
       Prepaid Expenses                                           36,120           31,968                                   68,088
                                                           -------------    -------------    -------------           -------------
            TOTAL CURRENT ASSETS                               3,848,657        3,289,850         (500,000)              6,638,507

Property and Equipment                                         1,137,781          486,505                                1,624,286
Accumulated depreciation                                        (693,593)        (268,324)                                (961,917)
                                                           -------------    -------------    -------------           -------------
       Net Property and Equipment                                444,188          218,181               --                 662,369
Non-compete agreement                                                 --               --          750,000(d)              750,000
Goodwill                                                              --               --        1,776,245(a,b,c)        1,776,245
       Other assets                                              172,198               --                                  172,198
                                                           -------------    -------------    -------------           -------------
            TOTAL ASSETS                                   $   4,465,043    $   3,508,031    $   2,026,245           $   9,999,319
                                                           =============    =============    =============           =============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
       Bank overdrafts                                     $          --    $      89,660                            $      89,660
       Accounts payable - trade                                  216,174          441,399                                  657,573
       Non-compete agreement payable                                  --               --          750,000(d)              750,000
       Note payable - bank                                            --          800,000                                  800,000
       Note payable - shareholder                                     --               --          500,000(c)              500,000
       Current maturities of long-term debt                       22,071               --                                   22,071
       Billings in excess of costs and estimated profits              --          588,927                                  588,927
       Unearned service contract revenue                              --          479,748                                  479,748
       Customer deposits                                          12,263               --                                   12,263
       Accrued compensation and expenses                          24,816           55,096                                   79,912
       Purchase commitments, reserves and other                  127,501               --                                  127,501
                                                           -------------    -------------    -------------           -------------
            TOTAL CURRENT LIABILITIES                            402,825        2,454,830        1,250,000               4,107,655
Long-term debt                                                    20,112          329,446                                  349,558
                                                           -------------    -------------    -------------           -------------
            TOTAL LIABILITIES                                    422,937        2,784,276        1,250,000               4,457,213
            TOTAL STOCKHOLDERS' EQUITY                         4,042,106          723,755          776,245(a,b,c)        5,542,106
                                                           -------------    -------------    -------------           -------------
            TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $   4,465,043    $   3,508,031    $   2,026,245           $   9,999,319
                                                           =============    =============    =============           =============

(a)  To reflect the $500,000 consideration paid upon execution of the merger.

(b) To reflect the 1,500,000 shares issued as consideration, and related goodwill upon execution of the merger.

(c) To reflect $500,000 note payable to shareholder to be executed immediately before the merger.

(d) To reflect a $750,000 non-compete agreement entered into upon execution of the merger.

The merger agreement provides that Acoustic Communication Systems, Inc. may distribute $500,000 as a dividend to its shareholder immediately prior to the merger.

                         PRO FORMA FINANCIAL INFORMATION

                                 VIDEOLABS, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                   (UNAUDITED)

                                                                    ACOUSTIC
                                                                 COMMUNICATION
                                                  VIDEOLABS         SYSTEMS        ADJUSTMENTS          PRO FORMA
                                                -------------    -------------    -------------       -------------
SALES                                           $   6,162,986    $   8,917,430                        $  15,080,416
                                                -------------    -------------    -------------       -------------
OPERATING COSTS AND EXPENSES
      Cost of goods sold                            3,624,603        6,413,293                           10,037,896
      General and administrative and selling        2,205,425        2,380,163         (288,800)(b)       4,296,788
      Research and development                        643,643               --                              643,643
                                                -------------    -------------    -------------       -------------
           TOTAL OPERATING COSTS AND EXPENSES       6,473,671        8,793,456         (288,800)         14,978,327

OPERATING EARNINGS (LOSS)                            (310,685)         123,974          288,800             102,089

OTHER INCOME (EXPENSE)
      Interest Income                                  94,004            1,758                               95,762
      Interest Expense                                 (4,417)         (55,704)                             (60,121)
      Gain of (loss) on sale of assets                     --               --                                   --
                                                -------------    -------------    -------------       -------------
           TOTAL OTHER INCOME (EXPENSE)                89,587          (53,946)              --              35,641

EARNINGS (LOSS) BEFORE TAXES                         (221,098)          70,028          288,800             137,730

      Income Tax (Benefit)                            (25,000)              --                 (c)          (25,000)
                                                -------------    -------------    -------------       -------------
NET EARNINGS (LOSS)                             $    (196,098)   $      70,028    $     288,800       $     162,730
                                                =============    =============    =============       =============

      Average shares outstanding                    4,008,682                         1,655,629(a)        5,664,311


EARNINGS (LOSS) PER SHARE - FULLY DILUTED       $       (0.05)                                        $        0.03



(a) To reflect the 1,655,629 shares issued as consideration upon execution of the merger at a market price of $.906 at 12/31/98.

(b)  Adjust for estimated reduction in officer compensation of $288,800.

(c)  Company has net tax loss carry forwards.

                                 VIDEOLABS, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE PERIOD ENDED MARCH 31, 1999
                                   (UNAUDITED)

                                                                    ACOUSTIC
                                                                 COMMUNICATION
                                                  VIDEOLABS         SYSTEMS        ADJUSTMENTS          PRO FORMA
                                                -------------    -------------    -------------       -------------
SALES                                           $   1,855,865    $   1,560,517                        $   3,416,382
                                                -------------    -------------    -------------       -------------
OPERATING COSTS AND EXPENSES
      Cost of goods sold                            1,152,322          923,123                            2,075,445
      General and administrative and selling          647,612          752,154                            1,399,766
      Research and development                             --               --                                   --
                                                -------------    -------------    -------------       -------------
           TOTAL OPERATING COSTS AND EXPENSES       1,799,934        1,675,277               --           3,475,211

OPERATING EARNINGS (LOSS)                              55,931         (114,760)              --             (58,829)

OTHER INCOME (EXPENSE)
      Interest Income                                  17,039               --                               17,039
      Interest Expense                                   (781)         (21,399)                             (22,180)
      Gain of (loss) on sale of assets                     94               --                                   94
                                                -------------    -------------    -------------       -------------
           TOTAL OTHER INCOME (EXPENSE)                16,352          (21,399)              --              (5,047)

EARNINGS (LOSS) BEFORE TAXES                           72,283         (136,159)              --             (63,876)

      Income Tax (Benefit)                                 --               --                                   --
                                                -------------    -------------    -------------       -------------
NET EARNINGS (LOSS)                             $      72,283    $    (136,159)   $          --       $     (63,876)
                                                =============    =============    =============       =============

      Average shares outstanding                    4,505,562                         1,500,000(a)        6,005,562

EARNINGS (LOSS) PER SHARE - FULLY DILUTED       $        0.02                                         $       (0.01)


(a) To reflect the 1,500,000 in shares issued as consideration upon execution of the merger at a market price of $1.00 at 03/31/99.

BUSINESS OF ACS

         Acoustic Communication Systems, Inc. ("ACS") is a Minnesota corporation, which was incorporated in 1986. ACS is a private company that is owned by Robin Sheeley, a Minnesota resident. ACS is located at 13705 26th Avenue North, Suite 110, Plymouth, Minnesota 55441 with offices in Omaha, Nebraska and Des Moines, Iowa and a manufacturing facility in Maple Grove, Minnesota.

         ACS specializes in the custom design, installation and ongoing support of multimedia systems including video, audio and data communications. ACS is a single source provider for the equipment, custom furniture and services required to meet the communication requirements of their customers.

         Since 1990, a steadily growing portion of ACS multimedia technology has been focused on videoconferencing. ACS is an authorized reseller of PictureTel(R), Intel(R) and Polycom(R) videoconferencing systems. Utilizing advanced technology, these systems, whether across town or across the world, enable users to engage in face-to-face communication and to exchange information with the relative affordability and convenience of using a telephone. ACS's total solutions meet customers' videoconferencing needs from the desktop to the boardroom. The company provides complete videoconferencing solutions to customers in a wide variety of industries including distance learning, health care, manufacturing and financial services. In addition to the videoconferencing system, ACS also provides a wide variety of routing, bridging, network management tools, inverse multiplexers for high bandwidth calls, and peripheral equipment to ensure a smooth video meeting. ACS offers design and engineering services along with project management and training to provide a complete video solution to customers. ACS has installed video communication systems with a wide variety of customers including Ceridian, Caterpillar, The St. Paul Companies, Norwest Venture Capital and Toro Company.

         ACS designs and manufactures custom furniture for specific applications, including credenzas, pedestals, multimedia carts, document carts and meeting room tables. All furniture is designed in a variety of shapes and sizes to help create an optimum environment for meetings. The multimedia and document carts are portable providing mobility and flexibility to move the system from room to room.

         ACS also offers its equipment and furniture on the Internet with its on-line catalog store, www.meetingroomtools.com. The on-line catalog store provides easy access to the finest quality supplies, furniture and equipment needed to complete a meeting room, boardroom or training center.

                              THE MERGER AGREEMENT

         The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached hereto as Appendix B and is incorporated herein by this reference. The Merger Agreement was amended on May 25, 1999. All references to the Merger Agreement are to the Agreement as amended. The following summary is qualified by reference to the complete text of the Merger Agreement, including the Amendment.

THE MERGER

         Pursuant to the Merger Agreement and on the terms and subject to the conditions set forth in the Merger Agreement, ACS will be merged with and into Acquisition Co., with Acquisition Co. as the surviving corporation in the Merger. As a result of the Merger, ACS will become a subsidiary of the Company.

         Subject to the conditions set forth in the Merger Agreement, the closing of the Merger (the "Closing") will take place on the date (the "Closing Date") to be specified by the parties, which shall be no later than the first business day after satisfaction or waiver of the conditions to the Closing described under "Conditions to Consummation of the Merger" below. The Effective Time will be the date and the time specified in the certificate of merger filed with the Secretary of State of the State of Delaware.

CONVERSION OF COMMON STOCK

         At the effective Time of the Merger, pursuant to the Merger Agreement, each issued and outstanding share of common stock will be converted into the right to receive the Merger Consideration. All such shares of common stock, when so converted, will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate that, immediately prior to the Effective Time, represented outstanding shares of ACS common stock will cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificate which represented shares of ACS common stock, the Merger Consideration to which such holder is entitled pursuant to the Merger Agreement.

         The Merger Consideration will equal the sum of (a) $500,000 cash, (b) $500,000 note to shareholder, and (c) a number of shares of the Company's common stock which equals $1,500,000 in value based on the price per share equal to the average of the closing bid and asked prices of the Company's common stock as reported by Nasdaq during the ten trading days immediately preceding the Closing Date.

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains customary representations by both ACS and the Company as to, among other things, (a) due organization, good standing and absence of violations of constituent documents, (b) ownership of subsidiaries and other investments, (c) capital structure, (d) requisite corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, (e) the absence of conflicts caused by the Merger Agreement or the transactions contemplated by the Merger Agreement, (f) required filings and approvals, (g) the absence of certain material events, (h) litigation matters, (i) brokers' fees.

         The Merger Agreement also contains representations and warranties by ACS as to (a) real property (both owned and leased), (b) intellectual property,
(c) material contracts, (d) insurance, (e) compliance with laws, (f) employee benefits and other employee matters, (g) tax matters and (h) environmental matters.

CERTAIN COVENANTS

         CONDUCT OF THE BUSINESS OF ACS. ACS covenanted and agreed that, except as expressly permitted or contemplated by the Merger Agreement, unless the Company shall otherwise agree in writing prior to the taking of any action otherwise prohibited as set forth below, ACS will conduct its operations and business in the ordinary and usual course of business and consistent with past practice and use reasonable efforts to preserve intact its business organization and preserve business relationships. Except as otherwise expressly permitted by the Merger Agreement, prior to the Effective Time, without the prior written consent of the Company, ACS will not: (a) do or omit to do any act or thing which would cause any of the representations and warranties of ACS to be untrue at the Closing Date; (b) make or authorize any material capital expenditures;
(c) enter into any material contract outside the ordinary course of business or amend or terminate any material contract to which it is a party or exercise any renewal, expansion or other options relating thereto, other than in the ordinary course of business; (d) dispose, or agree or commit to dispose, of any material assets out of the ordinary course of business; (e) make any material change in federal, state or local tax elections, or accounting methods, principles or practices, unless required by law or by changes in GAAP; (f) merge or consolidate with any person, acquire any stock or other ownership interest in any person or the assets of any business as an entirety, or liquidate, dissolve or otherwise reorganize or seek protection from creditors; (g) adopt, amend, modify, spin-off, transfer or assume any of the assets or liabilities of, terminate or partially terminate, any benefit plan; or (h) amend, or permit the amendment of the articles of incorporation, by-laws or other organizational documents, make any changes in capital structure, or issue or sell, or purchase, or agree to issue, sell or purchase, any capital stock or securities of ACS, or declare or pay any dividend or other distribution.

         ACCESS TO INFORMATION: CONFIDENTIALITY. Subject to applicable law, from the date of the Merger Agreement to the Effective Time, ACS agreed to afford the officers, employees, auditors and agents full and complete access to the books, records and business premises and properties of ACS and furnish to the Company all such information concerning ACS and its business and affairs as the Company may reasonably request.

         ACQUISITION PROPOSALS. ACS agreed not to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets of, any equity interest in, ACS or any of its subsidiaries (an "Acquisition Proposal") or, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to, an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

         FURTHER ACTION, REASONABLE EFFORTS. Each of the parties to the Merger Agreement agreed to use commercially reasonable efforts (a) to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary or advisable to consummate and make effective the transactions contemplated by the Merger Agreement, and (b) do all such acts and take all such measures as may be commercially reasonable to comply with the representations, warranties, covenants and agreements contained in the Merger Agreement.

         PUBLIC ANNOUNCEMENTS. Each party to the Merger Agreement agreed to consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger Agreement or any of the transactions contemplated thereby, and to not issue any such press release or make any such public announcement without the prior consent of the other parties to the Merger Agreement.

         NOTIFICATION OF CERTAIN MATTERS. the Company agreed to give prompt notice to ACS, and ACS agreed to give prompt notice to the Company, of the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which could result in any representation or warranty contained in the Merger Agreement to be untrue or any covenant, condition or agreement contained in the Merger Agreement not to be complied with or satisfied.

         STOCKHOLDER MEETING. The Company agreed to call a meeting of its stockholders to be held as promptly as practicable for the purpose of considering and voting upon the issuance of shares of Company common stock in connection with the Merger. The Company Board agreed that it would, unless otherwise required in accordance with their fiduciary duties to the stockholders of the Company, recommend that the stockholders of the Company approve the Proposal.

CONDITIONS TO CONSUMMATION OF THE MERGER

         The obligation of ACS to consummate the Merger is subject to certain conditions, unless waived by ACS, including the following: (a) the representations and warranties of the Company shall be true, correct and complete in all material respects at and as of the Closing Date (and any representation or warranty that is qualified as to materiality shall be deemed to be without such qualification for purposes of the foregoing); (b) the Company shall have performed and complied with all of its covenants in all material respects through the Closing; (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by the Merger Agreement; (ii) cause any of the transactions contemplated by the Merger Agreement to be rescinded following consummation; or (iii) affect adversely the right of the Seller to own the Company's shares, (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); (d) the Company shall have delivered a Certificate to the effect that each of the conditions specified above in (a)-(c) is satisfied; (e) there shall have been delivered to ACS an opinion of counsel to the Company; (f) Acquisition Co. shall have executed and delivered to ACS the Certificate of Merger and the Articles of Merger; (g) the Company shall have executed and delivered the Employment Agreement and the Noncompetition Agreement; and (h) the Company shall have executed and delivered the Registration Agreement.

         The obligations of the Company and Acquisition Co. to consummate the Merger are subject to certain conditions, unless waived by the Company and Acquisition Co., including the following: (a) the representations and warranties of ACS in the Merger Agreement shall be true, correct and complete in all material respects at and as of the Closing Date (and any representation or warranty that is qualified as to materiality shall be deemed to be without such qualification for purposes of the foregoing); (b) ACS shall have performed and complied with all of its covenants in all material respects through the Closing;
(c) ACS shall have procured all of the third party authorizations, approvals and consents referred to in the Merger Agreement; (d) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by the Merger Agreement; (ii) cause any of the transactions contemplated by the Merger Agreement to be rescinded following consummation; (iii) affect adversely the right of the Company to own stock in Acquisition Co. and to control ACS; or (iv) materially and adversely affect the right of ACS to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); (e) ACS shall have delivered to the Company a Seller's Certificate to the effect that each of the conditions specified in (a)-(d) above is satisfied; (f) shareholders of the Company shall have approved by the requisite majority vote the issuance of the Buyer's common stock; (g) ACS shall have delivered to the Company the resignations of all directors and officers of ACS, all to be effective as of the Closing; (h) there shall have been delivered to the Company an opinion of counsel to ACS, dated the Closing Date; (i) ACS shall deliver to the Buyer all stock record books, minute books and corporate seals, if any, of ACS; (j) ACS shall have executed and delivered to the Company the Articles of Merger; (k) the sole shareholder of ACS shall have executed and delivered to the Company the Employment Agreement and Noncompetition Agreement; and (l) there shall have been no material damage, dilution, diminution, or destruction to any of the ACS's assets, properties or businesses, or any material adverse change affecting the assets, properties, business or condition, financial or otherwise, of the ACS.

         Although the conditions to the consummation of the Merger set forth above may, subject to certain statutory requirements, be waived, the parties to the Merger Agreement are not aware, as of the date of this Proxy Statement, of any conditions that will not be satisfied as of the Closing.

TERMINATION OF THE MERGER AGREEMENT

         The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of the Merger Proposal, by the mutual written consent of the Company and ACS. The Merger Agreement may also be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of the Merger Proposal, by the Company or ACS, if the Effective Time shall not have occurred on or before September 1, 1999. In the event of a termination of the Merger Agreement by either party for any reason, and if prior to December 31, 1999 either party agrees to consummate a transaction similar to the Merger with a third party, then the party terminating the Merger Agreement shall pay to the other party a breakup fee of $100,000.

INDEMNIFICATION

         In the event that any of the representations or warranties of ACS or Seller shall be untrue or incorrect at the Closing (without regard to any "materiality" or "Material Adverse Effect" exception contained therein), or in the event of a breach of any covenants of ACS or Seller, or in the event the "Equity Deficiency" determined from the pre-closing balance sheet is determined to have been understated, then the Seller agrees to indemnify, defend and hold harmless the Company, together with the Surviving Corporation, and their respective officers, directors, employees, successors and assigns (collectively, the "Buyer Indemnified Parties") from and against the entirety of any judgments, actions, suits, proceedings, investigations, claims, demands, costs, losses, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) (collectively, "Adverse Consequences") any of the Buyer Indemnified Parties may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by such failure of such representation and warranty to be true and correct or by such breach or understatement.

         In the event that any of the representations or warranties of the Company shall be untrue or incorrect at the Closing (without regard to any "materiality" or "Material Adverse Effect" exception contained therein), or in the event of a breach of any of the covenants of the Company, then the Company agrees to indemnify and hold harmless the Seller, and his heirs, legal representatives, successors or permitted assigns (collectively, the "Seller Indemnified Parties") from and against the entirety of any Adverse Consequences any of the Seller Indemnified Parties may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by such failure of such representation and warranty to be true and correct or by such breach.

REGISTRATION AGREEMENT

         As a condition to closing the Merger, the Company and the sole shareholder of ACS, Robin Sheeley ("Seller") will enter into a Registration Agreement. The shares of Company common stock to be issued to Seller in the Merger will not be registered under the Securities Act of 1933 (the "Act") and will therefore constitute restricted securities. Under the Registration Agreement, the Seller has the right to include the shares of the Company common stock received by him in the Merger in a registration statement filed by the Company under the "Act" in the future. These "piggyback" registration rights apply only if the Company is independently preparing to file a registration statement. The Seller cannot demand that the Company file a registration statement. In connection with a "piggyback" registration, the Seller must pay his proportionate share of registration expenses based on the total number of shares registered, and is also responsible for the fees and expenses of his own legal counsel.

EMPLOYMENT AGREEMENT; NONCOMPETITION AGREEMENT

         As a condition to closing the Merger, the Company and the Seller will enter into the Employment Agreement, providing for service by Seller as the Chief Technical Officer of the Company for a three year term at a base salary of $10,833 per month. Seller will be granted options to purchase 30,000 shares of the Company's common stock vesting ratably over a three year period.

         Seller also will enter into a Noncompetition Agreement with the Company at the Merger Closing which precludes Seller from competing with the Company for a twelve year period commencing on the date of the Merger anywhere within Iowa, Minnesota, Nebraska, North Dakota, South Dakota or Wisconsin. As consideration for the Noncompetition Agreement, the Company has agreed to pay the Seller $750,000 in cash on April 7, 2000. Seller may defer such payment, at his discretion, for up to 12 successive one-year periods, in which event the outstanding balance shall accrue interest at the Company's short term cost of borrowing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of the Company which have been filed with the Securities and Exchange Commission are hereby incorporated by reference in this Proxy Statement:

         (a) the Annual Report on Form 10-KSB for the year ended December 31, 1998 which was previously mailed to shareholders in connection with the Meeting; and

         (b) the Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999;

                                  PROPOSAL TWO

                              ELECTION OF DIRECTORS

NOMINEES

         The Company's Board of Directors currently has four (4) members. Three directors are to be elected at the Annual Meeting. Mr. Ward Johnson has chosen not to seek re-election as Director of the Company. Unless otherwise instructed, the Proxy Holders will vote the Proxies received by them for the three nominees named below. In the event that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the Proxies shall be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as Directors, the Proxy holders intend to vote all Proxies received by them in such a manner as will ensure the election of the nominees listed below. The term of office of each person elected as a Director will continue until the next Annual Meeting of the Shareholders and until his successor has been duly elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a Director.

         The following named persons have been nominated for election to the Company's Board of Directors:

           Name of Nominee          Age      Positions Held With The Company
           ---------------          ---      -------------------------------

           Richard F. Craven        55       Director of the Company.

           John A. Collins          58       Director of the Company.

           James W. Hansen          44       President, Treasurer and CEO
                                             Chairman of the Board

         The Board of Directors recommends a vote FOR each nominee.

         Richard F. Craven has been a Director of the Company since 1992. He holds a bachelor of science degree in business from the University of Minnesota. Mr. Craven has been in the real estate and insurance business since 1965, managing, owning and developing several business ventures. Mr. Craven is also a Director of RSI, Inc.

         John A. Collins has been a Director of the Company since 1992. He holds a bachelors degree in liberal arts from Regis College in Denver, Colorado. From 1962 to 1981 Mr. Collins held various sales and sales management positions. In 1983, Mr. Collins founded Amcom Software, Inc. and is its President and Chief Executive Officer.

         James W. Hansen has been President, CEO, and Treasurer of the Company since November 1996 and Chairman of the Board of Directors since May 29, 1997. Mr. Hansen holds bachelor degrees in Physiology and Physics Education from the University of Minnesota and an MBA in Finance from the University of St. Thomas. From 1979 - 1983 Mr. Hansen was a teacher and management consultant. From 1983 - 1986 he was a Vice President of the Apache Corporation, a NYSE traded oil and gas exploration company. From 1986 - 1992 he was a Senior Vice President and General Manager of the pension division of Washington Square Capital, a Reliastar Company, a NYSE traded financial services company. Since 1992 Mr. Hansen has served as an investor, Director, President or Vice President of several private companies in medical services and technology. He serves as a Director of Medtox Scientific (AMEX) and UBIQ, Inc. and has taught in the MBA program at the University of St. Thomas since 1984.

OTHER OFFICERS AND SIGNIFICANT EMPLOYEES

         Jill R. Larson, age 32, has been Secretary of the Company since February 1994, and has been the Business Manager of the Company since its inception in July 1992 and was promoted to Vice President of Administration in November 1996. Ms. Larson holds an associate of applied science degree in business from Northland Community College and is currently enrolled in the Business Management undergraduate program at Bethel College. From 1988 through 1992 she was Business Manager for Foundation Publishing which developed a desktop publishing application and distributed other Macintosh software applications.

         There is no family relationship between any directors or officers of the Company.

BOARD MEETINGS AND COMMITTEES

         James W. Hansen serves as Chairman of the Board of Directors of the Company. The Board of Directors held a total of five (5) meetings during the fiscal year ended December 31, 1998. Mr. Johnson attended fewer than seventy-five (75%) percent of all such meetings of the Board of Directors and of the committees, if any, upon which such Director served.

         The Audit Committee consists of Messrs. Collins and Craven. The principal functions of the Audit Committee are to recommend engagement of the Company's independent public accountants, to consult with the accountants concerning the scope of the audit, to review with them the results of their examination, to review and approve any major accounting policy changes affecting the Company and to review the Company's financial control procedures and personnel. The Audit Committee held two (2) meetings during fiscal year 1998.

         The Compensation Committee currently consists of Messrs. Collins and Craven. The Compensation Committee held two (2) meetings during fiscal year 1998. The function of the Compensation Committee is to make salary, bonus and compensation recommendations to the Board of Directors of the Company. The Board of Directors of the Company has developed a compensation philosophy for all employees. It is the Company's policy to have most employees serve as employees at will with no employment contracts and to set base salaries at the midpoint of a range determined by independent surveys for that position if the incumbent fully meets the experience and skills necessary for success in that position. Additional financial compensation is based on performance related to success factors set by the Company's Board of Directors annually. In 1997 a profit sharing plan was adopted by the Company's Board of Directors whereas an award could be made to employees if the Company meets certain pretax return goals. No payments are made under the plan until shareholders attain a 6% pretax operating ROE. The plan then begins awarding increasing amounts based on pretax operating ROE to a pool shared with all employees as shareholder returns increase. In 1998 an Employee Stock Purchase Plan was adopted by the Company's Board of Directors whereas full-time employees are eligible to purchase shares of common stock on a quarterly basis at the lesser of 85% of the fair market value on the beginning or ending dates of the period.

         Executives also participate in an additional plan based on annual objectives of the Company similar to the profit sharing plan with amounts ranging up to 50% of base compensation. Participants can be awarded qualified employee stock options to recognize long term contributions to the Company. The total pool of qualified options is limited to 10% of the Company's outstanding securities.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation awarded to, earned by, or paid for all services rendered to the Company by the Company's Chief Executive Officer and the other most highly compensated executive officers whose total compensation exceeded $100,000 at the fiscal year end, for services to the Company in all capacities during the three fiscal years ended December 31, 1998.

                           Summary Compensation Table

                               Annual Compensation                  Long Term Compensation Awards
                               -------------------                  -----------------------------
                                                                 Other      Restricted  Options/SARs
Name and Principal           Fiscal                              Annual         Stock      No. of
    Position                  Year     Salary       Bonus     Compensation     Awards      Shares
------------------           ------    ------       -----     ------------  ----------  ------------
James Hansen                  1998   $84,000(1)        $0          $0            0        30,000(4)
   President, Chairman,       1997   $85,462(1)   $40,019(3)       $0            0        50,000(5)
   Chief Executive Officer    1996   $20,000(2)         0          $0            0       150,000(6)
   & Treasurer

   (1) Includes compensation received as part of a consulting agreement see "Employment Contracts and Compensatory Arrangements" and compensation received as part of an employment agreement dated June 1, 1997 see also "Employment Contracts and Compensatory Arrangements".
   (2) Includes compensation received as part of a consulting agreement see "Employment Contracts and Compensatory Arrangements" for the interim period of November 1, 1996 to December 31, 1996.
   (3) Includes a management bonus of $35,000 paid to The Hansen Company (company wholly owned by Mr. Hansen) and an employee profit sharing bonus of $5,019. Both earned for 1997, but not paid until January 1998.
   (4) Includes qualified employee stock options granted that are vested and exercisable over three years.
   (5) Includes qualified stock options granted that were 100% vested and exercisable on the date of the grant.
   (6) Includes non-qualified stock options granted that were 100% vested and exercisable on the date of the grant.

INDIVIDUAL OPTIONS

         The following table sets forth certain information with respect to individual options granted during 1998 by the Company's Chief Executive Officer and the other most highly compensated executive officers whose total compensation exceeded $100,000 at the fiscal year end.

                            Individual Option Grants

                        Number         % of Total
                       Options       Options Granted
      Name             Granted       to Employees(1)    Exercise Price    Expiration Date
      ----             -------       ---------------    --------------    ---------------
James Hansen           30,000(2)           30%              $1.50         January 28, 2008

   (1) During fiscal year 1998, options to acquire an aggregate of 99,500 shares of Common Stock were granted to employees.
   (2) Includes qualified employee stock options granted that are vested over three years from the date of grant.

AGGREGATE OPTIONS EXERCISED AND HOLDINGS

         The following table sets forth certain information with respect to aggregate options exercised during 1998 and options held at the end of such year by the Company's Chief Executive Officer and the other most highly compensated executive officers whose total compensation exceeded $100,000 at the fiscal year end.

           Aggregated Option Exercises in Last Fiscal Year and Fiscal
                             Year End Option Values

                                                                                  Value of Unexercised
                                                     Number of Unexercised        In-The-Money Options
                          Shares                  Options at Fiscal Year End    at December 31, 1998 (1)
                       Acquired on     Value      --------------------------    --------------------------
         Name            Exercise     Realized    Exercisable  Unexercisable    Exercisable  Unexercisable
         ----          -----------    --------    -----------  -------------    -----------  -------------
James Hansen                    0          0        200,000           30,000      $14,400               $0

   (1) Based on the December 31, 1998, closing bid price of the Company's Common Stock of $0.906 per share.

COMPENSATION OF DIRECTORS

         On June 3, 1994, the Company's Board of Directors authorized payment to non-employee Directors of $50.00 per meeting. On May 29, 1997 the Company's Board of Directors authorized an increase in payments to non-employee Directors to $250.00 per meeting effective June 1, 1997 and an annual grant of 2,000 non-qualified options pursuant the Company's Nonqualified Stock Option Plan.

EMPLOYMENT CONTRACTS AND COMPENSATORY ARRANGEMENTS

         In November of 1996 the Company entered into an agreement with The Hansen Company and James W. Hansen its principal, to provide executive leadership to the Company and to develop a strategic plan to optimize shareholder value. The agreement called for a minimum three month commitment ending February 15, 1997 and extended monthly thereafter at the mutual agreement of both parties. James Hansen received 150,000 non-qualified options at an exercise price of $0.8125 as an inducement to provide services to the Company and The Hansen Company received a retainer of $8,000 per month for services of a minimum of 24 hours per week as well as reimbursement of normal business expenses. Mr. Hansen continued under this consulting agreement after the minimum three month commitment until June 1, 1997. On June 1, 1997 the company entered into a three year employment agreement with Mr. Hansen. The agreement calls for a minimum monthly base salary of $5,000 as well as reimbursement of normal business expenses. Mr. Hansen received 50,000 qualified employee stock options at an exercise price of $1.00 per the employment agreement. The consulting agreement between the Company and The Hansen Company has been terminated and a consulting provision has been included in Mr. Hansen's employment agreement to allow for consulting services and assistance as required by the Company for a monthly retainer of $2,000 payable to The Hansen Company. Mr. Hansen was elected Chairman of the Board of Directors at the annual meeting dated May 29, 1997.

         In November of 1996 the Company entered into an agreement with Mr. Ward Johnson, its founder and President, to retire from active management and as an employee of the Company but to continue to provide advice and to serve as the Chairman until the annual meeting. The agreement calls for a decreasing monthly retainer over 17 months totaling $101,000. These payments may be offset by net revenues earned by Mr. Johnson in his development activities of certain projects abandoned by the Company, but continuing to be pursued by Mr. Johnson and new investors.

         At the sole discretion of the Company Mr. Johnson may receive an additional payment from the Company if certain projects under his direction become viable products for the Company and the Company retains a right of first refusal on any related technologies developed by Mr. Johnson during the term of his retainer.

                              CERTAIN TRANSACTIONS

SALE OF REAL ESTATE IN ROTTERDAM

         In 1994 the Company purchased a condominium in Rotterdam, The Netherlands for $137,579, for use by Company sales representatives. From September, 1994 through November 15, 1996, this condominium was occupied by Greg Craven, a former sales representative of the Company who is also the adult son of Richard F. Craven, a Director of the Company. Greg Craven is no longer employed by the Company and the condominium was sold in April 1997.

NON QUALIFIED OPTIONS GRANTED

         In May 1997 the Company granted on a one-time basis non qualified options to purchase 20,000 shares of Common Stock to non-employee members of the Board of Directors, Mr. Craven and Mr. Collins at an exercise price of $1.00 expiring on May 29, 2007. In May 1998 the Company granted on a one-time basis non qualified options to purchase 2,000 shares of Common Stock to non-employee members of the Board of Directors, Mr. Johnson, Mr. Craven and Mr. Collins at an exercise price of $1.19 expiring on May 20, 2008.

WARRANT ADJUSTMENT

         The Company had outstanding warrants to purchase an aggregate of 481,764 shares of Company common stock that were originally issued at exercise prices of $1.50, $2.50, $2.65 and $2.80 per share. Such warrants contained provisions for the adjustment of the purchase price and the number of shares purchasable under the warrant in the event the Company subsequently issued certain securities. As part of a settlement with a former employee, the Company issued options to purchase common stock at an exercise price of $.6875 per share. On April 28, 1997, the Company notified the holders of the adjustable warrants that as a result of the issuance of the options, the purchase price for shares of Company common stock under their warrants had adjusted down to $.6875 per share, and the number of shares of Company common stock purchasable under their warrants proportionately increased, pursuant to the terms of their respective warrants. Other outstanding warrants, issued at exercise prices of $3.50 and $4.20 per share did not adjust. As a result of the adjustments, as of April 28, 1997 the aggregate number of shares of Company common stock purchasable under the adjusted warrants increased from 481,764 to 1,842,894, and the aggregate number of shares of Company common stock purchasable under all warrants outstanding increased from 819,264 to 2,180,394. Of the total adjusted warrants, 404,137 were beneficially owned by Mr. Craven, Mr. Collins and Mr. Johnson, members of the Board of Directors of the Company. Mr. Johnson, Mr. Collins and Mr. Craven have exercised all 404,137 warrants that were beneficially owned by the directors.

RELATED PARTIES

         Mr. Collins and Mr. Johnson, Directors of the Company, have adult sons employed at the Company. Mr. Collin's adult son, Sean Collins is the Company's Director of Sales and Mr. Johnson's adult son, Christian Johnson is the Company's Internet and PC Division's Business Development Coordinator.

         Mr. Johnson, a Director of the Company, is the Director of a current supplier of the Company, Production Technologies. The Company has used Production Technologies services to stuff circuit boards with components. Net purchases by the Company from Production Technologies totaled approximately $234,000 and $130,000 during fiscal year 1998 and 1997 respectively.

         During 1998, the Company purchased 86,231 shares of the Company's common stock in a private transaction from Mr. Johnson, a director of the Company. The shares were purchased as part of the Company's Board of Directors authorization to buy back up to 1,200,000 shares of the Company's common stock. The shares were retired after purchase.

   COMPLIANCE OF OFFICERS AND DIRECTORS WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Security Dealers, Inc. Such officers, directors and ten percent (10%) shareholders are also required by SEC rules to furnish the Company with copies of all section 16(a) forms that they file.

         Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and ten percent (10%) shareholders were complied with.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent according to their best judgment.

         It is important that your shares be represented at the Meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying Proxy in the envelope which has been enclosed, at your earliest convenience.



                                          THE BOARD OF DIRECTORS


Dated: June 14, 1999

                                   APPENDIX A


                      ACOUSTIC COMMUNICATION SYSTEMS, INC.
                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

                                TABLE OF CONTENTS



INDEPENDENT AUDITORS' REPORT                                                   1

FINANCIAL STATEMENTS

        Balance sheets                                                         2

        Statements of income and retained earnings                             4

        Statements of cash flows                                               5

        Notes to financial statements                                          6

[LOGO]
Baune     CERTIFIED PUBLIC ACCOUNTANTS
Dosen     BUSINESS AND PERSONAL CONSULTANTS
& Co
          601 CARLSON PARKWAY, SUITE 150
          MINNETONKA, MN 55305
          (612) 473-2002   FAX (612) 473-2766
A PROFESSIONAL LIMITED
LIABILITY PARTNERSHIP

                          INDEPENDENT AUDITORS' REPORT



Board of Directors and Stockholder
Acoustic Communication Systems, Inc.
Plymouth, Minnesota


We have audited the accompanying balance sheets of Acoustic Communication Systems, Inc. as of December 31, 1998 and 1997, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acoustic Communication Systems, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Baune, Dosen & Co., P.L.L.P.


March 2, 1999
Minneapolis, Minnesota


                                                          [LOGO] ACPA
                                                         INTERNATIONAL
                                                 MEMBER OF ACPA INTERNATIONAL
                                               WITH AFFILIATED OFFICES WORLDWIDE

                              FINANCIAL STATEMENTS


                      ACOUSTIC COMMUNICATION SYSTEMS, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997


                                                               1998              1997
                                                               ----              ----
ASSETS
CURRENT ASSETS
   Cash                                                                     $    213,638
   Accounts receivable - trade (net of allowance for
         uncollectible accounts of $7,138 and $9,000)     $  2,283,674         1,064,919
   Unbilled receivables                                         53,497            39,666
   Inventory                                                 1,048,934         1,194,999
   Costs and estimated profits in excess of billings           359,636            48,160
   Prepaid expenses and other assets                            33,003            47,205
                                                          ------------      ------------
                  Total current assets                       3,778,744         2,608,587

PROPERTY AND EQUIPMENT
   Furniture and equipment                                     467,264           404,428
   Automobiles                                                  19,242            19,242
   Less accumulated depreciation                              (226,324)         (149,408)
                                                          ------------      ------------
                  Net property and equipment                   260,182           274,262
                                                          ------------      ------------




                  TOTAL ASSETS                            $  4,038,926      $  2,882,849
                                                          ============      ============


                             See accompanying notes.

                                                                              1998            1997
                                                                              ----            ----
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
     Checks written in excess of cash in bank                            $     74,027
     Accounts payable                                                       1,316,536     $    714,599
     Note payable - bank                                                      512,410
     Current maturities of notes payable                                      139,000          105,000
     Current maturities of capital lease obligations                            7,613           41,000
     Billings in excess of costs and estimated profits                        163,311          244,514
     Advanced billings                                                         49,775
     Unearned service contract revenue                                        596,024          432,906
     Accrued expenses                                                         100,615           92,714
                                                                         ------------     ------------
                          Total current liabilities                         2,959,311        1,630,733

LONG-TERM LIABILITIES
     Notes payable                                                            217,700          137,215
     Capital lease obligations                                                                   3,214
                                                                         ------------     ------------
                          Total long-term liabilities                         217,700          140,429
                                                                         ------------     ------------

                          Total liabilities                                 3,177,011        1,771,162

STOCKHOLDER'S EQUITY
     Common stock - $1 par value, 2,000,000
        shares authorized, 2,000 shares issued and outstanding                  2,000            2,000
     Retained earnings                                                        859,915        1,109,687
                                                                         ------------     ------------
                          Total stockholder's equity                          861,915        1,111,687
                                                                         ------------     ------------


                          TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY     $  4,038,926     $  2,882,849
                                                                         ============     ============

                      ACOUSTIC COMMUNICATION SYSTEMS, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                       1998             %             1997              %
                                                       ----            ---            ----             ---
SALES                                             $  8,917,430         100.0      $ 10,913,117         100.0

COST OF SALES                                        6,413,293          71.9         8,035,364          73.6
                                                  ------------      --------      ------------      --------

                 Gross profit                        2,504,137          28.1         2,877,753          26.4

GENERAL, ADMINISTRATIVE, AND SELLING EXPENSES        2,380,163          26.7         2,144,984          19.7
                                                  ------------      --------      ------------      --------

                 Operating income                      123,974           1.4           732,769           6.7

OTHER (INCOME) EXPENSE
Interest expense                                        55,704            .6            55,613            .5
Interest income                                         (1,758)                         (8,746)          (.1)
                                                  ------------      --------      ------------      --------
                 Total other expense                    53,946            .6            46,867            .4
                                                  ------------      --------      ------------      --------

                 Net income                       $     70,028            .8      $    685,902           6.3
                                                  ============      ========      ============      ========

RETAINED EARNINGS
  Beginning balance                               $  1,109,687                    $    423,785
  Stockholder's distribution                          (319,800)
  Net income                                            70,028                         685,902
                                                  ------------                    ------------
  Ending balance                                       859,915                    $  1,109,687
                                                  ============                    ============


                             See accompanying notes.

                      ACOUSTIC COMMUNICATION SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                          1998              1997
                                                                          ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES
      Net income                                                     $     70,028      $    685,902
      Adjustments to reconcile net income to net cash flows
        from operating activities:
           Depreciation                                                    76,495            56,139
           (Increase) decrease in assets:
              Accounts receivable                                      (1,218,755)          (58,242)
              Inventory                                                   146,065         1,110,329
              Prepaid expenses                                             14,202           (17,356)
              Unbilled receivables                                        (13,831)          (39,666)
              Costs and estimated profits in excess of billings          (311,476)          162,861
           Increase (decrease) in liabilities:
              Checks written in excess of cash in bank                     74,027           (78,787)
              Accounts payable                                            601,937        (1,829,611)
              Billings in excess of costs and estimated profits           (81,203)           80,241
              Advanced billings                                            49,775
              Unearned service contract revenue                           163,118           263,384
              Accrued expenses                                              7,901            72,054
                                                                     ------------      ------------
                        Net cash flows from operating activities         (421,717)          407,248

CASH FLOWS FROM INVESTING ACTIVITIES
      Purchases of property and equipment                                 (62,415)         (130,899)
                                                                     ------------      ------------
                        Net cash flows from investing activities          (62,415)         (130,899)

CASH FLOWS FROM FINANCING ACTIVITIES
      Net short-term borrowings                                           512,410           (50,000)
      Proceeds from long-term debt                                        700,000           100,000
      Payments on long-term debt                                         (585,515)         (105,888)
      Payments on capital lease obligations                               (36,601)           (6,823)
      Stockholder's distribution                                         (319,800)
                                                                     ------------      ------------
                        Net cash flows from financing activities          270,494           (62,711)

                        Net increase (decrease) in cash                  (213,638)          213,638

      CASH AT BEGINNING OF YEAR                                           213,638                 0
                                                                     ------------      ------------

      CASH AT END OF YEAR                                            $          0      $    213,638
                                                                     ============      ============


                             See accompanying notes.

                      ACOUSTIC COMMUNICATION SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1   BUSINESS OPERATIONS

Acoustic Communication Systems, Inc., is a Minneapolis-based provider of electronic multimedia systems to a wide variety of business and nonprofit organizations. The Company supplies videoconferencing, voice, video and data integration systems and multi-purpose electronic meeting rooms to its clients nationwide.

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVENTORY

Inventory is valued at the lower of cost (first-in, first-out) or market. The components of inventory consist of:

                                                        1998             1997
                                                        ----             ----

           Materials and equipment                  $   819,805      $   935,244
           Demo-room equipment                          229,129          259,755
                                                    -----------      -----------

             Total                                  $ 1,048,934      $ 1,194,999
                                                    ===========      ===========

DEPRECIATION

Furniture and equipment are recorded at cost and are being depreciated over the useful lives of the assets using accelerated and straight-line methods of depreciation.

INCOME TAXES

The Company has elected to be treated as an S corporation under the Internal Revenue Code and, therefore, no provision for income taxes has been provided for in the financial statements. The Company's shareholder will report the taxable income or loss in his individual income tax return.

REVENUE RECOGNITION

Short term contracts and contracts with no labor are recognized under the accrual basis of accounting.

Revenue from long-term fixed price and modified fixed price contracts is recognized on the percentage-of-completion method, measured by the percentage of contract costs incurred to date to estimated total cost for each contract. This method is used because management considers expended contract cost to be the best available measure of progress on these contracts. Revenue from cost-plus-fee contracts is recognized on the basis of costs incurred during the period plus the fee earned, measured by the cost-to-cost method.

                      ACOUSTIC COMMUNICATION SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS


Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, and repairs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenue when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

The asset, "Costs and estimated profits in excess of billings," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated profits," represents billings in excess of revenues recognized.

Amounts billed for service contracts are recognized as sales over the term of the contract.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3   SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                                       1998              1997
                                                       ----              ----

           Cash paid for interest                  $    55,704      $    55,613

NOTE 4   CONTRACTS IN PROCESS

A summary of contracts follows:                        1998              1997
                                                       ----              ----

          Expenditures on contracts                $ 1,128,175      $   556,769
          Estimated contract profit thereon            480,424          217,041
                                                   -----------      -----------
                                                     1,608,599          773,810
          Less billings applicable thereto           1,412,274          970,164
                                                   -----------      -----------

                                                   $   196,325      $  (196,354)
                                                   ===========      ===========

                      ACOUSTIC COMMUNICATION SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS


These amounts are included in the accompanying balance sheet as follows:

Costs and estimated profits in excess of billings     $  359,636     $   48,160
Billings in excess of costs and estimated profits        163,311        244,514
                                                      ----------     ----------

                                                      $  196,325     $ (196,354)
                                                      ==========     ==========

NOTE 5   NOTE PAYABLE - BANK

The Company has a financing agreement which expires September 1, 1999 with its primary lender that grants the Company a line of credit up to $800,000 based upon a collateral formula. The loan is collateralized by trade accounts receivable, raw material inventory, furniture and equipment, general intangibles, and the assignment of life insurance on the Company's stockholder. The loan is payable upon demand with interest at .50% over the prime lending rate (prime rate was 7.75% at December 31, 1998). Loans under the agreement are guaranteed by the Company's stockholder.

The amount outstanding on the line of credit was $512,410 and $0 at December 31, 1998 and 1997.

NOTE 6   LONG-TERM DEBT
                                                              1998        1997
                                                              ----        ----
Note payable - bank, term loan. Interest is computed at
 9%. This note matures May, 2001, with payments of
 $13,753 due monthly.                                       $356,700

Note payable - bank, SBA term loan. Interest is computed
 at 2.25% over the bank's prime rate. Payments of $2,714
 were due monthly until it was paid in full during 1998.                $ 64,033

Note payable - bank, term loan. Interest is computed at
 10.5%. Payments of $1,208 were due monthly until it
 matured during 1998.                                                      1,200

Note payable - bank, term loan. Interest is computed at
 10.25%. Payments of $4,543 were due monthly until it was
 paid in full during 1998.                                                71,542

Note payable - bank, term loan. Interest is computed at
 8.25%. Payments of $369 were due monthly until it was paid
 in full during 1998.                                                     10,249

Note payable - bank, term loan. Interest is computed at
 9.75%. Payments of $3,221 were due monthly until it
 was paid in full during 1998.                                            95,191
                                                            --------    --------
                        Total                                356,700     242,215
Less current maturity                                        139,000     105,000
                                                            --------    --------
                        Long-term debt                      $217,700    $137,215
                                                            ========    ========

                      ACOUSTIC COMMUNICATION SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS


All notes are cross collateralized and secured by (a) inventory, accounts receivable, equipment, and general intangibles of the Company; (b) the assignment of life insurance on the Company's stockholder; and (c) a personal guarantee from the Company's stockholder.

Maturities of the principal portion of long-term debt consist of the following at December 31, 1998:

               1999                                                   $  139,000
               2000                                                      151,579
               2001                                                       66,121
                                                                      ----------
                  Total due                                           $  356,700
                                                                      ==========

NOTE 7   CAPITAL LEASE OBLIGATIONS

Certain long-term lease transactions for financing equipment are accounted for as installment purchases of property and inventory. Obligations under capital leases are capitalized using the present value of future lease payments discounted at the marginal interest rate of the Company. Amortization of these assets using the Company's normal depreciation policy is included in depreciation expense.

The capitalized cost of $19,466 at December 31, 1998 and 1997, less accumulated depreciation of $16,871 and $12,978 at December 31, 1998 and 1997, respectively, has been recorded in the accompanying financial statements as furniture and equipment. In addition, $50,121 is capitalized as inventory and will be expensed when sold.

Future minimum lease payments consist of the following at December 31, 1998:

               1999                                                  $     8,518
                                                                     -----------
               Total minimum lease payments                                8,518
               Less amount representing interest                             905
                                                                     -----------
                 Present value of future minimum lease payments            7,613
                 Less current maturities                                   7,613
                                                                     -----------
                 Long-term portion of capital lease obligations      $         0
                                                                     ===========

NOTE 8   OPERATING LEASE

The Company leases its facilities under four separate lease agreements, the terms of which are summarized below:

                                      Lease                        Monthly
               Location               Expiration date              Payment
               --------               ---------------              -------
               Plymouth, MN           January 31, 2002           $   7,189
               Maple Grove, MN        September 30, 2002               925
               Des Moines, IA         July 31, 2001                    728
               Omaha, NE              month to month                   480

                      ACOUSTIC COMMUNICATION SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS


Each lease also requires reimbursement for certain operating and common area expenses and real estate taxes. Rent expense including reimbursements, totaled $175,769 and $116,964 during 1998 and 1997.

Minimum lease payments committed to under the above leases are as follows:

               Year ending December 31:
                 1999                              $106,104
                 2000                               106,104
                 2001                               102,464
                 2002                                15,514

NOTE 9   401(k) PROFIT SHARING PLAN

The Company has a salary reduction profit sharing plan under the provisions of
Section 401(k) of the Internal Revenue Code. The plan covers employees who work at least 1,000 hours per year and have completed one full year of service with the Company. Contributions to the plan by the Company equal 25% of the salary reduction elected by each employee up to a maximum reduction of 6% of annual salary. The Company, at its option, may contribute additional amounts to the plan. Company contributions totaled $16,374 and $9,539 for 1998 and 1997, respectively.

NOTE 10   CONCENTRATIONS OF CREDIT RISK

The Company supplies and installs electronic multimedia systems to customers, mainly in the Midwest. The Company grants credit for products provided and is generally secured by lien rights on the property. The Company's ability to collect amounts due from customers may be affected by economic fluctuations in the industry or geographic area.

The Company maintains its cash balances in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risks. At December 31, 1998 the Company had deposits, based on bank balances, of $183,761 in excess of federally insured limits.

The Company currently buys the majority of its CODEC and IMUX systems inventory from four suppliers. Although there are a limited number of manufacturers of these systems, management believes a change in suppliers would not adversely affect the operating results of the Company.

                      ACOUSTIC COMMUNICATION SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 11   COMMITMENTS AND CONTINGENCIES

Certain equipment and materials are purchased from suppliers who may have security interests in the purchased goods.

In the normal course of business, the Company may, from time to time, be involved in various legal proceedings which are generally incidental to their business. Management believes, based on discussions with counsel, that liabilities, if any, resulting from such proceedings would not have a material effect on these financial statements.

The Company provides a one to three year service contract on its systems. Revenue from service contracts is deferred and recognized in income on a straight-line basis over the contract period. Costs associated with these contracts are expensed as incurred.

                         ACOUSTIC COMMUNICATION SYSTEMS
                                  BALANCE SHEET
                                 MARCH 31, 1999
                                  (unaudited)

                                     ASSETS

CURRENT ASSETS
--------------
     CASH                                   $  (89,645)
     CASH - PAYROLL                                (15)
     CASH - SAVINGS                                  0
     PETTY CASH                                      0
     ACCOUNTS RECEIVABLE                     1,945,077
     ALLOWANCE FOR DOUBTFUL ACCTS               (9,538)
     CO-OP RECEIVABLES                               0
     INVENTORY                                 695,509
     CABLE INVENTORY                                 0
     SLOW MOVING INVENTORY                           0
     DEMO ROOM EQUIPMENT                       245,308
     COSTS INXS OF BILLINGS                    381,526
     PREPAID INSURANCE                          11,882
     PREPAID EXPENSES                           10,880
     EMPLOYEE ADVANCE                            2,708
     DEPOSITS                                    6,498
     DUE (TO) FROM SHAREHOLDER                       0
                                           -----------
TOTAL CURRENT ASSETS                                         $ 3,200,190
                                                             -----------

FIXED ASSETS
------------
     FURNITURE & EQUIPMENT                 $   386,308
     LEASED EQUIPMENT                           30,710
     SHOP & TEST EQUIPMENT                      42,643
     LEASEHOLD IMPROVEMENTS                      7,602
     AUTOMOBILES                                19,242
     A/D - FIXED ASSETS                       (268,324)
                                           -----------

TOTAL FIXED ASSETS (NET)                                     $   218,181
                                                             -----------

TOTAL ASSETS                                                 $ 3,418,371
                                                             ===========

                         ACOUSTIC COMMUNICATION SYSTEMS
                                  BALANCE SHEET
                                 MARCH 31, 1999
                                  (unaudited)

                              LIABILITIES & EQUITY

LIABILITIES
-----------
     ACCOUNTS PAYABLE                      $   441,399
     ACCRUED LTD/LIFE                           (1,200)
     BILLINGS INXS OF C & P                    588,927
     ADVANCED BILLINGS                               0
     LINE OF CREDIT                            800,000
     TAG - LINE OF CREDIT                            0
     CURRENT PORTION - LTD                           0
     UNEARNED MAINTENANCE AGREEMENT            479,748
     EST. LIABIL1TY FOR MAINTENANCE                  0
     ACCRUED WAGES                                   0
     ACCRUED GARNISHMENTS                          673
     FLEX BENEFITS ACCOUNT                           0
     ACCRUED LTD/LIFE                                0
     ACCRUED VACATION/SICK                           0
     ACCRUED FICA/FED W/H                            0
     ACCRUED STATE W/H                               0
     ACCRUED UNEMPLOYMENT                            0
     ACCRUED 401(k) CONTRIBUTION                     0
     SALES TAX - MINNESOTA                       5,852
     SALES TAX - IOWA                            6,551
     SALES TAX - NEBRASKA                         (976)
     SALES TAX - WISCONSIN                         190
     SALES TAX - SOUTH DAKOTA                   13,876
     SALES TAX - NORTH DAKOTA                     (914)
     ACCRUED EXPENSES                           31,044
                                           -----------
TOTAL CURRENT LIABILITIES                                      $ 2,365,170
                                                               -----------

LONG TERM LIABILITIES
---------------------
     BANK NOTE PAYABLE                     $   323,237
     SBA NOTE PAYABLE                                0
     BANK NOTE PAYABLE                               0
     BANK NOTE PAYABLE                               0
     E250 VAN NOTE PAYABLE                           0
     EL CAMINO LEASE PAYABLE                     4,243
     CAPITAL LEASE OBLIGATIONS                   1,966
     CURRENT PORTION - LTD                           0
                                           -----------

TOTAL LONG TERM LIAB.                                          $   329,446
                                                               -----------
TOTAL LIABILITIES                                              $ 2,694,616
                                                               -----------

                                     EQUITY
EQUITY
------
     COMMON STOCK                          $     2,000
     RETAINED EARNINGS                         859,914
     DISTRIBUTIONS                              (2,000)
     Current Net Income                       (136,159)
                                           -----------
TOTAL EQUITY                                                   $   723,755
                                                               -----------

TOTAL LIAB. & EQUITY                                           $ 3,418,371
                                                               ===========

                         ACOUSTIC COMMUNICATION SYSTEMS
                          CONSOLIDATED INCOME STATEMENT
                       FOR THE PERIOD ENDED MARCH 31, 1999
                                  (unaudited)



Sales                              $  1,560,517

Cost Of Sales                      $    923,123
                                   ------------
Total Costs                             923,123
                                   ------------
Gross Margin                       $    637,394
                                   ------------

Operating Expenses

Indirect Operating Expenses              85,805

Sales Expenses                          352,321

G&A Expenses                            314,028

                                   ------------
Total Operating Expenses                752,154

                                   ------------
Net Income Before Other Income     $   (114,760)
                                   ------------

Other Income (Expenses)

            INTEREST EXPENSE       $    (21,399)
            SUSPENSE                          0

                                   ------------
Total Other Income (Expenses)           (21,399)

                                   ------------
Net Income (Loss)                  $   (136,159)
                                   ============

                         ACOUSTIC COMMUNICATION SYSTEMS
                                  BALANCE SHEET
                                 MARCH 31, 1998
                                  (unaudited)

                                     ASSETS

CURRENT ASSETS
--------------
         CASH                                   $    13,556
         CASH - PAYROLL                                 (16)
         CASH - SAVINGS                              47,406
         PETTY CASH                                      (1)
         ACCOUNTS RECEIVABLE                      1,038,392
         ALLOWANCE FOR DOUBTFUL ACCTS               (10,500)
         CO-OP RECEIVABLES                            2,532
         INVENTORY                                  795,899
         CABLE INVENTORY                             11,807
         SLOW MOVING INVENTORY                            0
         DEMO ROOM EQUIPMENT                        263,112
         COSTS INXS OF BILLINGS                     150,754
         PREPAID INSURANCE                           11,379
         PREPAID EXPENSES                            52,768
         EMPLOYEE ADVANCE                             4,449
         DEPOSITS                                     7,197
         DUE (TO) FROM SHAREHOLDER                        0
                                                -----------
TOTAL CURRENT ASSETS                                               $ 2,388,734
                                                                   -----------

FIXED ASSETS
------------
         FURNITURE & EQUIPMENT                  $   359,548
         LEASED EQUIPMENT                            30,710
         SHOP & TEST EQUIPMENT                       25,495
         LEASEHOLD IMPROVEMENTS                       7,603
         AUTOMOBILES                                 19,241
         A/D - FIXED ASSETS                        (172,658)
                                                -----------
TOTAL FIXED ASSETS (NET)                                           $   269,939
                                                                   -----------

TOTAL ASSETS                                                       $ 2,658,673
                                                                   ===========

                         ACOUSTIC COMMUNICATION SYSTEMS
                                  BALANCE SHEET
                                 MARCH 31, 1998
                                  (unaudited)

                              LIABILITIES & EQUITY

LIABILITIES
-----------
         ACCOUNTS PAYABLE                       $   641,309
         ACCRUED LTD/LIFE                                23
         BILLINGS INXS OF C & P                     256,137
         LINE OF CREDIT                             130,950
         TAG - LINE OF CREDIT                             0
         CURRENT PORTION - LTD                            0
         UNEARNED MAINTENANCE AGREEMENT             338,634
         EST. LIABILITY FOR MAINTENANCE              36,478
         ACCRUED WAGES                                    0
         ACCRUED GARNISHMENTS                           187
         FLEX BENEFITS ACCOUNT                        2,640
         ACCRUED LTD/LIFE                                 0
         ACCRUED VACATION/SICK                            0
         ACCRUED FICA/FED W/H                             0
         ACCRUED STATE W/H                                0
         ACCRUED UNEMPLOYMENT                          (651)
         ACCRUED 401(k) CONTRIBUTION                    187
         ACCRUED SALES TAX                            1,364
         ACCRUED EXPENSES                                 0
                                                -----------
CURRENT LIABILITIES                                                $ 1,407,258
                                                                   -----------
LONG TERM LIABILITIES
---------------------
         BANK NOTE PAYABLE                                0
         SBA NOTE PAYABLE                            59,282
         BANK NOTE PAYABLE                           87,791
         BANK NOTE PAYABLE                           59,651
         E250 VAN NOTE PAYABLE                        9,348
         EL CAMINO LEASE PAYABLE                     35,307
         CAPITAL LEASE OBLIGATIONS                    6,750
         CURRENT PORTION - LTD                            0
                                                -----------
TOTAL LONG TERM LIAB.                                              $   258,129
                                                                   -----------
TOTAL LIABILITIES                                                  $ 1,665,387
                                                                   -----------

                                     EQUITY

EQUITY
---------
     COMMON STOCK                                     2,000
     RETAINED EARNINGS                            1,109,684
     DISTRIBUTIONS                                        0
     Current Net Income                            (118,398)
                                                -----------
TOTAL EQUITY                                                       $   993,286
                                                                   -----------
TOTAL LIAB. & EQUITY
                                                                   $ 2,658,673
                                                                   ===========

                         ACOUSTIC COMMUNICATION SYSTEMS
                          CONSOLIDATED INCOME STATEMENT
                       FOR THE PERIOD ENDED MARCH 31, 1998
                                  (unaudited)



SALES                               $  1,374,272

COST OF SALES                       $    875,685
                                    ------------
Total Costs                              875,685
                                    ------------
GROSS MARGIN                        $    498,587
                                    ------------

OPERATING EXPENSES

         Selling Expenses           $    289,125
         G & A Expenses                  316,858
                                    ------------

TOTAL OPERATING EXPENSES            $    605,983
                                    ------------
NET INCOME BEFORE OTHER INCOME      $   (107,396)
                                    ------------

OTHER INCOME (EXPENSES)
         INTEREST EXPENSE           $    (12,680)
         INTEREST INCOME                   1,679

                                    ------------
TOTAL OTHER INCOME (EXPENSES)            (11,001)

                                    ------------
NET INCOME (LOSS)                   $   (118,397)
                                    ============

                                   APPENDIX B

                                  AGREEMENT AND
                                 PLAN OF MERGER



                                       OF



                      ACOUSTIC COMMUNICATION SYSTEMS, INC.
                      A CORPORATION OWNED BY ROBERT SHEELEY



                                      INTO



                               VL ACQUISITION CO.
                     A CORPORATION OWNED BY VIDEOLABS, INC.









                               DATED: MAY 17, 1999

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE 1           THE MERGER..................................................................................  1
         1.1        The Merger..................................................................................  1
         1.2        Effective Time; Effect of the Merger........................................................  1
         1.3        Articles of Incorporation; Bylaws...........................................................  2
         1.4        Directors and Officers......................................................................  2
         1.5        Conversion of Securities....................................................................  2
         1.6        Stock Transfer Records......................................................................  3
         1.7        Merger Consideration........................................................................  3
         1.8        Required Net Equity.........................................................................  3
         1.9        Surrender of Certificates...................................................................  4

ARTICLE 2           THE CLOSING.................................................................................  4
         2.1        Time and Place of the Closing...............................................................  4
         2.2        Deliveries by the Seller....................................................................  5
         2.3        Deliveries by the Buyer.....................................................................  5

ARTICLE 3           REPRESENTATIONS AND WARRANTIES CONCERNING THE
                    SELLER......................................................................................  6
         3.1        Capacity of the Seller......................................................................  6
         3.2        Enforceability..............................................................................  6
         3.3        Noncontravention............................................................................  6
         3.4        Brokers' Fees...............................................................................  7
         3.5        Shares......................................................................................  7
         3.6        Investment Intent...........................................................................  7

ARTICLE 4           REPRESENTATIONS AND WARRANTIES CONCERNING THE
                    COMPANY.....................................................................................  7
         4.1        Organization, Qualification, and Authorization..............................................  8
         4.2        Capitalization; Investments.................................................................  8
         4.3        Noncontravention............................................................................  9
         4.4        Brokers' Fees...............................................................................  9
         4.5        Title to Assets.............................................................................  9
         4.6        Financial Statements........................................................................  9
         4.7        Subsequent Events........................................................................... 10
         4.8.       Legal Compliance............................................................................ 12
         4.9        Tax Matters................................................................................. 12
         4.10       Real Property............................................................................... 12
         4.11       Intellectual Property....................................................................... 13
         4.12       Tangible Assets............................................................................. 14
         4.13       Contracts................................................................................... 14
         4.14       Notes and Accounts Receivable............................................................... 15

         4.15       Powers of Attorney.......................................................................... 15
         4.16       Litigation.................................................................................. 15
         4.17       Employees................................................................................... 15
         4.18       Employee Benefit Plans...................................................................... 15
         4.19       Guaranties and Warranties................................................................... 18
         4.20       Permits..................................................................................... 18
         4.21       Environmental Compliance.................................................................... 18
         4.22       Customers................................................................................... 19
         4.23       Insurance................................................................................... 19
         4.24       Transactions with Affiliates................................................................ 19
         4.25       No Undisclosed Liabilities.................................................................. 19
         4.26       Interest in Similar Businesses.............................................................. 19
         4.27       Year 2000 Compliance........................................................................ 19
         4.28       Disclosure.................................................................................. 20

ARTICLE 5           REPRESENTATIONS AND WARRANTIES CONCERNING THE
                    BUYER....................................................................................... 20
         5.1        Organization, Qualification, and Authorization.............................................. 20
         5.2        Capitalization.............................................................................. 20
         5.3        Authorization and Enforceability............................................................ 21
         5.4        Noncontravention............................................................................ 21
         5.5        Brokers' Fees............................................................................... 21
         5.6        Reports and Financial Statements............................................................ 21

ARTICLE 6           COVENANTS................................................................................... 22
         6.1        General..................................................................................... 22
         6.2        Transition.................................................................................. 23
         6.3        Confidentiality............................................................................. 23
         6.4        Conduct of Business......................................................................... 23
         6.5        Reasonable Efforts.......................................................................... 24
         6.6        Exclusive Dealing........................................................................... 24
         6.7        Access to Records........................................................................... 24
         6.8        Notice of Events............................................................................ 25
         6.9        Shareholder Approval........................................................................ 25
         6.10       Dissolution of Components................................................................... 25
         6.11       Tax Matters................................................................................. 25

ARTICLE 7           CONDITIONS TO OBLIGATION TO CLOSE........................................................... 26
         7.1        Conditions to Obligation of the Buyer....................................................... 26
         7.2        Conditions to Obligation of the Seller...................................................... 27

ARTICLE 8           TERMINATION................................................................................. 28
         8.1        Termination Rights.......................................................................... 28
         8.2        Effect of Termination....................................................................... 28

ARTICLE 9           REMEDIES.................................................................................... 29
         9.1        Survival of Representations, Warranties and Covenants....................................... 29
         9.2        Indemnification Provisions for benefit of the Buyer......................................... 29
         9.3        Indemnification Provisions for Benefit of the Seller........................................ 29
         9.4        Matters Involving Third Parties............................................................. 29
         9.5        Other Indemnification Limitations........................................................... 30
         9.6        Indemnification Holdback Escrow............................................................. 31
         9.7        Dispute Resolution.......................................................................... 31

ARTICLE 10          GENERAL PROVISIONS.......................................................................... 32
         10.1       Press Releases and Public Announcements..................................................... 32
         10.2       No Third-Party Beneficiaries................................................................ 32
         10.3       Entire Agreement............................................................................ 32
         10.4       Succession and Assignment................................................................... 32
         10.5       Counterparts and Facsimile Delivery......................................................... 32
         10.6       Headings.................................................................................... 32
         10.7       Notices..................................................................................... 32
         10.8       Governing Law............................................................................... 34
         10.9       Amendments and Waivers...................................................................... 34
         10.10      Severability................................................................................ 34
         10.11      Expenses.................................................................................... 34
         10.12      Construction................................................................................ 34

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into effective as of this 17th day of May, 1999, by and among VideoLabs, Inc., a Delaware corporation (the "Buyer"), VL Acquisition Co., a Delaware corporation formed by Buyer ("Merger Subsidiary"), Robin Sheeley, a resident of Minnesota (the "Seller"), and Acoustic Communication Systems, Inc., a Minnesota corporation (the "Company"). All of the parties to this Agreement are sometimes individually referred to as a "Party" and collectively as the "Parties".

         WHEREAS, the Company is in the business of providing equipment, software or services that meet the data, voice or video communications requirements of customers in Minnesota, Iowa, Nebraska, North Dakota, South Dakota and Wisconsin (the "Business"); and

         WHEREAS, the Seller owns one hundred percent (100%) of the issued and outstanding shares of stock of the Company; and

         WHEREAS, the Parties desire to enter into this Agreement pursuant to which the Company will merge with and into the Merger Subsidiary and the Company shall become a wholly owned subsidiary of the Buyer all upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions, representations and warranties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   THE MERGER

         1.1 THE MERGER. Upon and subject to the terms and conditions of this Agreement, and in accordance with the corporate laws of the States of Delaware and Minnesota ("Corporate Law"), at the Effective Time (as hereinafter defined), the Company shall be merged with and into the Merger Subsidiary (the "Merger"). As a result of the Merger, the separate corporate existence of the Company shall cease and the Merger Subsidiary shall continue after the Merger as the surviving corporation (the "Surviving Corporation").

         1.2 EFFECTIVE TIME; EFFECT OF THE MERGER. The Merger shall become effective immediately upon the filing of the Certificate of Merger (as defined in Section 2.3(d) hereof) with the Secretary of State of the State of Delaware in accordance with Corporate Law or such later effective time as the Parties may agree to specify in the Certificate of Merger (the "Effective Time"). At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Corporate Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Subsidiary shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         1.3        ARTICLES OF INCORPORATION; BYLAWS.

                    (a) At the Effective Time, the Articles of Incorporation of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that, at the Effective Time, Article 1 of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Acoustic Communication Systems, Inc."

                    (b) At the Effective Time, the Bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation or such Bylaws.

         1.4 DIRECTORS AND OFFICERS. The directors of Merger Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         1.5 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Merger Subsidiary, the Company, the Seller or the holders of any of the following securities:

                    (a) Each share of Common Stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall not be affected and shall remain as a validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation.

                    (b) Each share of Company stock issued and outstanding immediately prior to the Effective Time (all such issued and outstanding stock of the Company being hereinafter referred to collectively as the "Converted Shares" and individually as a "Converted Share") shall be canceled and shall be converted automatically into the right to receive a portion of the Merger Consideration, which shall be payable to the holder of such Converted Share upon surrender of the certificate that formerly evidenced such Converted Share in the manner provided in Section 1.9.

                    (c) Each share of Company stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                    (d) Each share of common stock held in the treasury of Merger Subsidiary immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                    (e) From and after the Effective Time, the holders of certificates representing shares of Company stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by Corporate Law.

         1.6 STOCK TRANSFER RECORDS. The Parties acknowledge and agree that the Company shall establish the date of this Agreement as the record date (the "Record Date") and shall close the stock transfer books of the Company as of such date. Between the Record Date and the Effective Time, there shall be no further registration of transfers of Company Stock on the records of the Company. The holders of Converted Shares registered on the stock records as of the Record Date (which is the Seller) shall be the holders entitled to receive the Merger Consideration under this Agreement.

         1.7 MERGER CONSIDERATION. Subject to reduction as hereinafter provided, the aggregate consideration payable for all Converted Shares (collectively, the "Merger Consideration") shall be equal to the sum of the following:

                    (a) an amount of cash equal to One Million Dollars ($1,000,000); PLUS

                    (b) delivery of that number of shares of fully paid, nonassessable, common stock, par value $.01 per share, of the Buyer ("the "Buyer's Stock"), which equals, in the aggregate, $1,500,000, based on a price per share equal to the average of the closing bid and asked prices of the Buyer's common stock as reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System Small Cap Market, during the ten trading days ending on the trading day immediately preceding the Closing Date.

         1.8        REQUIRED NET EQUITY.

                    (a) The Seller acknowledges that the Merger Consideration has been determined assuming a net equity level of the Company as of the Closing Date at least equal to the Company's net equity level as of December 31, 1998 (the "Minimum Equity Level") as reflected on the audited Financial Statements (as hereafter defined). Not less than two
         (2) business days prior to the Closing Date, Seller shall deliver to Buyer a balance sheet of the Company, dated as of the Closing Date (the "Pre-Closing Balance Sheet"), prepared in accordance with GAAP (as hereafter defined), consistently applied, projecting the net equity of the Company as of the Closing Date.

         The Pre-Closing Balance Sheet shall be certified by the Seller to be true, correct and complete in all respects to the best of Seller's knowledge and belief, and shall be accompanied by sufficient detail to enable the Buyer to verify the account balances. During such two (2) day period, the Buyer shall have the opportunity (but shall not be required) to audit or otherwise verify the information on the Pre-Closing Balance Sheet, and the same shall be adjusted for any errors therein determined by the Buyer.

                    (b) In the event the net equity reflected on the Pre-Closing Balance Sheet is less than the Minimum Equity Level as of the Closing Date (an "Equity Deficiency"), the cash portion of the Merger Consideration shall be reduced, dollar-for-dollar, by the amount of the Equity Deficiency. In the event the net equity reflected on the Pre-Closing Balance Sheet is more than the Minimum Equity Level as of the Closing Date (an "Equity Surplus"), the Merger Consideration will not be increased.

                    (c) During the nine (9) months following the Closing Date, the Buyer may audit and otherwise verify the accuracy of the Pre-Closing Balance Sheet. Any errors (failure to be in accordance with GAAP) in the Pre-Closing Balance Sheet determined by Buyer shall be reconciled between the Parties pursuant to the provisions of Article 9. After such nine (9) month period, neither party may seek indemnification for additional errors under Article 9.

                    (d) As security for the repayment of any additional Equity Deficiency, Buyer shall be able to offset the deficiency against any payments required under the Noncompetition Agreement.

         1.9 SURRENDER OF CERTIFICATES. Promptly after the Effective Time, the Seller shall surrender to the Surviving Corporation one or more stock certificates representing all of the Converted Shares (the "Certificate"), together with any reasonably requested letter of transmittal (consistent with this Agreement), duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, which Certificate shall then be canceled by the Surviving Corporation and the Seller shall be entitled to receive the Merger Consideration.

                                    ARTICLE 2
                                   THE CLOSING

         2.1 TIME AND PLACE OF THE CLOSING. Upon the terms and subject to the conditions contained in this Agreement, the closing of the Merger contemplated by this Agreement shall occur at a closing (the "Closing") to take place at the offices of Hinshaw & Culbertson, Suite 3100, 222 South Ninth Street, Minneapolis, MN 55402, commencing at 9:00 a.m. local time, on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated herein (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other time and date as the Buyer and the Seller may mutually determine (the "Closing Date").

         2.2 DELIVERIES BY THE SELLER. Upon the terms and subject to the conditions contained in this Agreement, the Seller shall make, or cause to be made, the following deliveries to the Buyer at the Closing:

                    (a) Certificate(s) representing the Converted Shares owned by Seller, tendered for cancellation as of the Effective Time as provided herein;

                    (b) Releases, in favor of Company, from Seller and in form and substance acceptable to the Buyer;

                    (c) All stock record books, minute books and corporate seals, if any, of Company;

                    (d) All files, books, records and correspondence of Company in the possession of Seller;

                    (e) The Seller's Certificate pursuant to Section 7.1(e) of this Agreement, duly executed by the Seller;

                    (f) An opinion of counsel to the Seller, dated the Closing Date, and substantially in the form attached hereto as Exhibit 2.2(f);

                    (g) The Articles of Merger, in substantially the form attached hereto as Exhibit 2.2(g), duly executed by the Company;

                    (h) The Seller's Employment Agreement and the Seller's Noncompetition Agreement, in substantially the forms attached hereto as
         Exhibit 2.2(h), in each case duly executed by the Seller; and

                    (i) Such other documents, opinions and certificates as may be required under this Agreement or reasonably requested by the Buyer.

         2.3 DELIVERIES BY THE BUYER. Upon the terms and subject to the conditions contained in this Agreement, the Buyer shall make, or cause to be made, the following deliveries to the Seller at the Closing:

                    (a) The Merger Consideration due from Buyer to the Seller pursuant to Section 1.7 hereunder shall be delivered to the Seller at the Closing;

                    (b) The Buyer's Certificate pursuant to Section 7.2(d) of this Agreement, duly executed by the appropriate officer of Buyer;

                    (c) An opinion of counsel to the Buyer, dated the Closing Date, and substantially in the form attached hereto as Exhibit 2.3(c);

                    (d) The Articles of Merger, in substantially the form attached hereto as Exhibit 2.2(g), and the Certificate of Merger, in substantially the form attached hereto as Exhibit 2.3(d), each duly executed by the Merger Subsidiary;

                    (e) The Seller's Employment Agreement and the Seller's Noncompetition Agreement, in substantially the forms attached hereto as
         Exhibit 2.2(h), in each case duly executed by the Buyer;

                    (f) The Registration Agreement, in substantially the form attached hereto as Exhibit 2.3(f), duly executed by the Buyer; and

                    (g) Such other documents, opinions and certificates as may be required under this Agreement or reasonably requested by the Seller.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                              CONCERNING THE SELLER

         As a material inducement to the Buyer entering into this Agreement, the Seller hereby represents and warrants to the Buyer and the Merger Subsidiary the following, in each case as of the date of this Agreement and the Closing Date, unless otherwise specifically provided:

         3.1 CAPACITY OF THE SELLER. The Seller is a Minnesota resident, and has the full legal right, power, capacity and authority to execute and deliver this Agreement and to perform the Seller's respective obligations hereunder.

         3.2 ENFORCEABILITY. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and except for limitations imposed by general principles of equity. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         3.3 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, directive or ruling of any government, government agency, or court to which the Seller is subject; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, permit, instrument, or other arrangement to which the Seller is a party or by which he is bound or to which any of his assets is subject.

         3.4 BROKERS' FEES. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer or the Company could become liable or obligated.

         3.5 SHARES. The Seller holds of record and owns beneficially the number of shares set forth on Schedule 3.5 of the Disclosure Schedule heretofore delivered to the Buyer (the "Disclosure Schedule") hereto constituting one hundred percent (100%) of the issued and outstanding equity securities of the Company and the voting and investment power of the Company, free and clear of any restrictions on transfer, liens, pledges, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands of any kind, nature or description, whatsoever. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

         3.6 INVESTMENT INTENT. The Seller acknowledges that the Buyer's Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions from such registration. The Seller has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of the Buyer's Stock in connection with this Agreement. The Seller has received information concerning the Buyer and has had the opportunity to obtain additional information as desired by Seller in order to evaluate the merits and the risks inherent in holding the Buyer's Stock. The Seller is able to bear the economic risk and lack of liquidity inherent in holding the Buyer's Stock for an indefinite period. The Seller is acquiring the Buyer's Stock for investment and not with a view toward or for sale or distribution thereof within the meaning of the Securities Act, or with any intention of distributing or selling the Buyer's Stock within the meaning of the Securities Act. The Seller acknowledges and agrees that after the Closing, the Buyer's Stock may be not sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration available under the Securities Act or such state securities laws. Seller acknowledges that legends will be place on the certificates evidencing the Buyer's Stock referring to the applicable restrictions on transferability of the Buyer's Stock. Seller represents that he is a bona fide resident of the State of Minnesota.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE COMPANY

         As a material inducement to the Buyer entering into this Agreement, each of the Seller and the Company, jointly and severally, hereby represents and warrants to the Buyer and the Merger Subsidiary the following (except as may be otherwise disclosed on the Disclosure

Schedule), in each case as of the date of this Agreement and the Closing Date, unless otherwise specifically provided:

         4.1 ORGANIZATION, QUALIFICATION, AND AUTHORIZATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where any failure to be so qualified would not have a material adverse effect on the business or the assets or the financial condition or the results of operations of the Company, in each case taken as a whole (a "Material Adverse Effect"). The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business as currently conducted by it and to own and use the properties owned and used by it. The Company has taken all corporate action which is necessary to authorize the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated herein. The Seller has delivered to the Buyer correct and complete copies of the articles of incorporation and bylaws of the Company (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete in all material respects. Schedule 4.1 of the Disclosure Schedule lists all of the officers and directors of the Company. The Company is not in violation of any provision of its articles of incorporation or bylaws.

         4.2        CAPITALIZATION; INVESTMENTS.

                    (a) The authorized capital stock of the Company, the total number of shares of each class issued and outstanding, the record owner of all such shares and the number of shares held in the treasury of the Company, are each set forth on Schedule 4.2 of the Disclosure Schedule. All of the issued and outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid, and nonassessable, and were not issued in violation of any preemptive rights. There are no outstanding or authorized options or option plans, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any additional shares of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the capital stock of the Company. There are no voting trusts, proxies, or other agreement or understandings with respect to the voting of the capital stock of the Company owned by Seller.

                    (b) The Company does not, directly or indirectly, own any shares or have any other equity interest or option or other contractual right to acquire the same in any other person or entity or is a member, partner or joint venturer with any other such person or entity.

                    (c) Acoustic Components, Inc. ("Components") is a Minnesota corporation formed by Seller. Components currently has no assets or property of any kind, and has never had any assets or property or conducted any business or operations.

         4.3 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, directive or ruling of any government, governmental agency, or court to which the Company is subject, or any provision of the articles of incorporation or bylaws of the Company; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, permit, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest or similar lien upon any of its assets). Except as set forth on
Schedule 4.3 of the Disclosure Schedule the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or party to any material contract to which the Company is a party or by which its assets are bound, in order to consummate the transactions contemplated by this Agreement.

         4.4 BROKERS' FEES. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement and has entered into no agreement to become so liable or obligated.

         4.5 TITLE TO ASSETS. Except as disclosed in Schedule 4.5 of the Disclosure Schedule, the Company has good title to, or a valid leasehold or license interest in, the properties and assets used by it in the conduct of its business as currently conducted, and/or shown on the Balance Sheet of the Company dated as of March 31, 1999 (the "Most Recent Balance Sheet") or acquired after the date thereof, free and clear of all security interests, mortgages, liens, or similar encumbrances ("Security Interests") of any kind, except for properties and assets disposed of in the ordinary course of business since the date of the Most Recent Balance Sheet.

         4.6 FINANCIAL STATEMENTS. Included in Schedule 4.6 of the Disclosure Schedule are the following financial statements for the Company (collectively the "Financial Statements"): (a) an audited Balance Sheet and Statement of Income and Cash Flow as of and for the fiscal years ended December 31, 1998, 1997 and 1996; and (b) an unaudited Balance Sheet and Statement of Income for the interim three months ended March 31, 1999. Except as set forth in Schedule
4.6 of the Disclosure Schedule, the Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, present fairly in all material respects the financial condition of the Company as of such dates and the results of its operations and cash flows for such periods, and are consistent with the books and records of the Company; provided, however, that the interim financial statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and the lack of footnotes and other presentation items. No event has occurred since the date of the Most Recent Financial Statement that would adversely affect the previous sentence.

         4.7 SUBSEQUENT EVENTS. Except as disclosed in Schedule 4.7 of the Disclosure Schedule, since the date of the Most Recent Balance Sheet, there has not been any change affecting the business, operations, financial condition, results of operations or assets of the Company that has had a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, since that date, except as disclosed in Schedule 4.7 of the Disclosure Schedule or otherwise permitted in this Agreement:

                    (a) the Company has not sold, leased, transferred, disposed, or assigned any of its material assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

                    (b) the Company has not entered into any agreement, contract, lease, or license which is currently in effect (or series of related agreements, contracts, leases, and licenses which are currently in effect) outside the ordinary course of business;

                    (c) no party (including the Company) has accelerated, terminated, modified, or canceled any material agreement, material contract, material lease, or material license (or series of related material agreements, material contracts, material leases, and material licenses) to which the Company is a party or by which it is bound;

                    (d) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

                    (e) the Company has not made any capital expenditure (or series of related capital expenditures) in excess of $50,000 outside the ordinary course of business;

                    (f) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans, and acquisitions) outside the ordinary course of business;

                    (g) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation, and the Company has not incurred any material obligation or liability, absolute, accrued, contingent or otherwise, whether or not due or to become due, except in the ordinary course of business, or incurred any liability or obligation to the Seller other than for normal compensation in accordance with past practices;

                    (h) the Company has not delayed or postponed the payment of accounts payable or other liabilities outside the ordinary course of business or written off as uncollectible, compromised, canceled or waived or released any claim of the Company to, any debt, note or account receivable, except write-offs in the ordinary course of business and consistent with the Company's past practices;

                    (i) there has been no change made or authorized to the articles of incorporation or bylaws of the Company;

                    (j) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, purchased or redeemed any shares of its capital stock or made any distributions to the Seller with respect to its capital stock;

                    (k) the Company has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property except for ordinary wear and tear;

                    (l) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the ordinary course of business;

                    (m) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement, other than at-will retention or termination of non-executive employees in the ordinary course of business;

                    (n) the Company has not granted any increase in the base compensation of any of, nor made any other changes in the terms of employment of, its officers or employees outside the ordinary course of business;

                    (o) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other benefit plan);

                    (p) the Company has not received any written or oral communication terminating or threatening the termination of or otherwise materially modifying any material business relationships or material written agreements between the Company and any of its customers or suppliers; and

                    (q) the Company has not agreed or promised to do any of the foregoing.

         4.8. LEGAL COMPLIANCE. The Company is in material compliance with, has not violated and is not in violation of, any and all laws, rules and regulations of federal, state, local and foreign governments (and all agencies thereof) applicable to the Company or its businesses, and with all judgments, orders, injunctions and decrees applicable to the Company or its properties.

         4.9        TAX MATTERS.

                    (a) The Company has filed or caused to be filed all tax returns that are required to be filed by or that include the Company, and has made all such filings on a timely basis. All such tax returns were prepared in accordance with applicable laws and regulations. All taxes owed (whether by Seller or the Company) with respect to the Company (whether or not shown on any tax return) and which are or were due and payable have been paid.

                    (b) The Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                    (c) The Company is not, and has not been, a member of an affiliated group filing a consolidated, combined or unitary tax return, or is a party to any tax sharing, allocation, indemnification or similar agreement under which the Buyer or the Company could be liable for any taxes or other claims of any person after the Closing Date.

                    (d) There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Seller, threatened by any governmental authority regarding any taxes relating to the Company.

                    (e) Neither the Seller nor the Company has, as of the Closing Date, (A) entered into an agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of any taxes with respect to the Company, or (B) applied for and not yet received a ruling or determination from a taxing authority regarding a past or prospective transaction of the Company.

                    (f) Neither the Seller nor the Company has received notice that any jurisdiction has asserted that any tax return currently is required to be filed by or with respect to the Company in any jurisdiction where any such tax return is not currently being filed.

         4.10 REAL PROPERTY. Schedule 4.10 of the Disclosure Schedule contains a complete list of all real property in which the Company may claim an ownership or leasehold interest as of the date of this Agreement (collectively, the "Real Property"). Except as disclosed in Schedule 4.10 of the Disclosure Schedule, the Company has not encumbered or disposed of its ownership or leasehold interests in the Real Property since the date of the Most Recent Balance Sheet. Schedule 4.10 of the Disclosure Schedule lists all real estate leased as of the date of this Agreement by the Company as lessee (the "Leased Premises"). Each lease (collectively, the "Leases") with respect to a Leased Premise (i) is legal, valid, binding, enforceable, and in full force and effect; (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms upon consummation of the transactions contemplated hereby; (iii) all rents and additional rents due to date on each Lease have been paid; (iv) in each case the Company is in peaceable possession and no waiver, indulgence or postponement of the Company's material obligations thereunder has been granted by the lessor; (v) neither the Company nor, to the Seller's knowledge, any other party thereto, is in breach or default under any of the material terms thereof and no event has occurred which with notice or lapse of time or both, would constitute a breach or default, or permit termination, modification, or acceleration thereunder; and the Seller has delivered to the Buyer true, correct and complete copies of each Lease (including all amendments thereto).

         4.11 INTELLECTUAL PROPERTY. For purposes of this Section 4.11, "Intellectual Property" shall mean (i) all inventions, whether patentable or unpatentable and whether or not reduced to practice, all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (v) all computer software (including data and related documentation); (vi) all other proprietary rights; and (vii) all copies and tangible embodiments thereof (in whatever form or medium). With respect to Intellectual Property:

                    (a) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property used in the conduct of the businesses of the Company as presently conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by it on identical terms and conditions upon the Closing hereunder. The Company has taken all necessary action to maintain and protect each material item of Intellectual Property that it owns or uses.

                    (b) The Company has not been sued or charged in writing with (or to the knowledge of the Seller, threatened with) or been a defendant in any claim suit, action or proceeding relating to its business which has not been finally terminated prior to the date of this Agreement and which involves a claim of interference, infringement, misappropriation, or violation of Intellectual Property rights of third parties (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Seller, no third party has interfered with, infringed upon or misappropriated any Intellectual Property rights of the Company.

                    (c) Schedule 4.11 of the Disclosure Schedule identifies each material item of Intellectual Property owned by the Company or which the Company has the right to use pursuant to license, sublicense, agreement or permission. The Seller has delivered to the Buyer correct and complete copies of or has made available for inspection by the Buyer all patents, registrations, applications, licenses, agreements, and permission (as amended to date) and all other written documentation evidencing ownership and prosecution (if applicable) of each item of Intellectual Property identified in Schedule 4.11 of the Disclosure Schedule.

                    (d) To the best of Seller's knowledge, the operation of the businesses of the Company as presently conducted does not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties, and neither Seller nor the Company has received any notice of any claim to the contrary.

         4.12 TANGIBLE ASSETS. The Company owns or leases all buildings, machinery, equipment, and other tangible assets used or held for use in the conduct of its businesses as presently conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is free from material defects, is in good condition and repair (normal wear and tear excepted), and is suitable for the purposes for which it presently is used. All inventory of the Company is in good and merchantable condition and is not obsolete, is in normal quantities for the business of the Company, and was purchased by the Company for resale to customers in the ordinary course of business.

         4.13 CONTRACTS. Listed on Schedule 4.13 of the Disclosure Schedule are all written (and a summary of any oral) agreements to which the Company is a party and which is material to the conduct of the business of the Company, including all distribution agreements and customer contracts. With respect to each such agreement, except as set forth in Schedule 4.13 of the Disclosure Schedule, (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms upon consummation of the transactions contemplated hereby; (iii) neither the Company nor, to the Seller's knowledge, any other party thereto, is in breach or default under any of the material terms thereof and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under any such agreement, except where any such default or breach would not have a Material Adverse Effect; and (iv) the Seller has delivered to the Buyer true, correct and complete copies of each such agreement.

         4.14 NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company are reflected properly on the Company's books and records, subject to normal allowances for doubtful accounts and customer claims, arose from bona fide transactions in the ordinary course of business, are legal, valid and binding obligations of the debtor thereof and, to the Seller's knowledge, are subject to no additional setoffs or counterclaims in excess of the allowance for doubtful accounts reflected in the Most Recent Balance Sheet.

         4.15 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company.

         4.16 LITIGATION. Schedule 4.16 of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree or ruling; or (ii) is a party or, to the knowledge of the Seller, is threatened to be made a party to, any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi- judicial or administrative agency of any federal, provincial, state, local, or foreign jurisdiction or before any arbitrator.

         4.17       EMPLOYEES.

                    (a) The Company is not a party to or bound by any collective bargaining agreement, nor has the Company experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Seller's knowledge, the Company has not committed any unfair labor practice, and there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. No employee, past or present, of the Company has pending or, to the Seller's knowledge, threatened to bring any claim against the Company of unjust dismissal or a violation of the employee's civil or employment rights except as set forth in Schedule 4.16. To the Seller's knowledge, no executive officer, key employee or significant group of employees plans to terminate employment with the Company during the next twelve months.

                    (b) The agreements as set forth in Schedule 4.17 of the Disclosure Schedule constitute the only written employment, compensation, deferred compensation, bonus, termination, and severance agreements which exist with respect to the Company (collectively, the "Employment Agreements").

         4.18       EMPLOYEE BENEFIT PLANS.

                    (a) Identification of Plans. Schedule 4.18 of the Disclosure Schedule (the "Employee Benefit Plan List") lists each and every compensation, consulting, employment, employment termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, life, health, accident or other benefit insurance, bonus, deferred or incentive compensation, severance or separation (or any agreement providing any compensatory payment or benefit resulting from a change in control), vacation, disability, profit sharing, retirement, or other employment or employee benefit plan, policy or arrangement of any kind, oral or written, covering directors, officers, employees, former directors or former employees of the Company or any ERISA Affiliate (as defined below) or its respective beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which the Company or any ERISA Affiliate maintains, to which the Company or any ERISA Affiliate contributes, or under which any present or former director, officer or employee of the Company or any ERISA Affiliate is covered or has benefit rights and with respect to which any liability of the Company or any ERISA Affiliate exists or is reasonably likely to occur (collectively, "Benefit Plans"). The Employee Benefit Plan List also sets forth a list which identifies each and every provision in the Benefit Plans which specifically reference a change of control as causing an increase or acceleration of benefits to present or former directors, officers or employees of the Company or any ERISA Affiliate or their respective beneficiaries, and any other similar provisions which would cause an increase in liability to any such person (in their capacity as a present or former director, officer or employee of the Company or any ERISA Affiliate or their respective beneficiaries) as a result of the transaction contemplated by this Agreement ("Change of Control Benefit"), together with the name of each person entitled or potentially entitled to receive a Change in Control Benefit and the amount thereof. The term "Benefit Plans" does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Without limitation of the foregoing, except as separately set forth on the Employee Benefit Plan List, (i) no Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA, (ii) no Benefit Plan is an employee pension benefit plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, and (iii) neither the Company nor any ERISA Affiliate maintains, sponsors or has an obligation to contribute to (or has ever maintained, sponsored or had an obligation to contribute to within the preceding six years) any such multi-employer plan or employee pension benefit plan subject to Title IV of ERISA or has any liability with respect to any such multi-employer plan or employee pension benefit plan subject to Title IV of ERISA. For the purposes of this Section 4.18, the terms "Company" and "ERISA Affiliate" shall be deemed to include predecessors thereof.

                    (b) Status of Benefit Plans. Except as provided in Schedule
         4.18 of the Disclosure Schedule, each of the Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is intended to be qualified under
         Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") has been determined by the Internal Revenue Service ("IRS") to qualify under Section 401(a) of the Code, and, to the best of the Seller's and the Company's knowledge, there exist no circumstances likely to materially adversely affect the qualified status of any such Benefit Plan. No Benefit Plan is currently under audit by the United States Department of Labor, the Pension Benefit Guaranty Corporation or the IRS, and neither the Company nor any ERISA Affiliate has received either written or oral notification by one or more of such federal regulatory agencies of their intention to audit a Benefit Plan.

                    (c) Payment of Contributions. All accrued contributions and other payments to be made by the Company or any ERISA Affiliate to any Benefit Plan through the date of the Most Recent Balance Sheet have been made or reserves adequate for such purposes have been reflected therein. Neither the Company nor any ERISA Affiliate is in material default in performing any of its respective contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. There are no outstanding material liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such plan and their beneficiaries in accordance with the terms of such plan.

                    (d) Pending Litigation. There is no pending litigation or to the best knowledge of Seller, the Company and any ERISA Affiliate, any overtly threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the Benefit Plans (or with respect to the administration of any of the Benefit Plans) now or heretofore maintained by the Company or any ERISA Affiliate which allege violations of applicable state or federal law and which has a reasonable probability of being determined adversely to the Company or any ERISA Affiliate.

                    (e) Fiduciary Compliance. The Company and each ERISA Affiliate and all other persons having fiduciary or other responsibilities or duties with respect to any Benefit Plan, are and have since the inception of each such Benefit Plan been in compliance in all material respects with, and each such Plan is and has been operated in all material respects substantially in accordance with, its provisions and in compliance in all respects with the applicable laws, rules and regulations governing such Plan, including the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the IRS under ERISA, the Code or any other applicable law. No Benefit Plan has engaged in or been a party to a non-exempt "prohibited transaction" (as defined in Section 406 of the ERISA or 4975(c) of the Code). All Benefit Plans which are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and
         Section 601 of ERISA.

                    (f) ERISA Compliance. No Benefit Plan is subject to the provisions of Part 3 of Title I of ERISA, Section 412 of the Code or the provisions of Title IV of ERISA. Neither the Company nor any ERISA Affiliate has incurred, nor is there a basis for believing that either the Company or any ERISA Affiliate may incur, any material liability under Title IV of ERISA in connection with any plan subject to the provisions of Title IV of ERISA now or heretofore maintained or contributed to by it or by any ERISA Affiliate (as that term is defined in the next sentence) of the Company. The term "ERISA Affiliate" shall mean any person which is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is or was under common control (within the meaning of Section 414(c) of the Code) with the Company.

                    (g) Change in Control Benefits. Schedule 4.18 of the Disclosure Schedule lists: (A) each executive officer and director of the Company or any ERISA Affiliates who is eligible to receive a Change of Control Benefit, (B) the amount of each such Change of Control Benefit calculated as if a change of control occurred, and such benefit payment became due, on the date hereof, (C) each such individual's base rate of compensation in effect as of the date of this Agreement, (D) such individual's compensation from the Company and any ERISA Affiliate for each of the calendar years 1994 through 1998, as reported by the Company and any ERISA Affiliate on Form W-2 or Form 1099, and (E) any other amounts, identified by type, necessary to calculate such benefits. Neither the Company nor any ERISA Affiliate has made any payments or provided any compensation or benefits nor is a party to any agreement or any Benefit Plan that could obligate it or any successor thereto to make any payments or provide any compensation or benefits, the deductibility of which is limited by Section 280G of the Code.

         4.19 GUARANTIES AND WARRANTIES. Other than endorsements of negotiable instruments in the ordinary course of business, the Company is not a guarantor or otherwise is liable for any material liability or material obligation (including indebtedness) of any other person. Except as otherwise required under applicable state and federal law, the Company has not made or given any warranties with respect to any of the products distributed by the Company.

         4.20 PERMITS. The Company holds all environmental permits and other material permits, licenses or franchises of governmental authorities required under any environmental law or other law, regulation, order or decree, in connection with the ownership and/or operation of the business and assets of the Company, all such permits, licenses and franchises are listed in Schedule 4.20 of the Disclosure Schedule, and the Company is in compliance with such permits, licenses and franchises in all material respects. All such permits, licenses and franchises are in full force and effect and the Company has not received any notification pursuant to any law relating to the business of the Company that any currently held material permit, license or franchise relating to the operation of the business and/or assets of the Company has been or is about to be made subject to materially different limitations or conditions, or has been or is about to be revoked, withdrawn or terminated.

         4.21 ENVIRONMENTAL COMPLIANCE. The Company and its operations and properties are in compliance with all environmental laws in all material respects. No government agency or third party has submitted to the Company any notification, demand, request for information, citation, summons, or compliant, and no order has been issued, no compliant has been filed, no penalty has been assessed and no investigation or review is pending or threatened, relating to any environmental law. Except in substantial compliance with applicable environmental laws, hazardous materials have not been generated, used, treated or stored on, transported to or from, disposed of or released on any property owned or operated at any time by the Company. Except as set forth in Schedule
4.21 of the Disclosure Schedule, to the Seller's knowledge, there are not now and never have been any underground storage tanks located on any property owned or operated by the Company.

         4.22 CUSTOMERS. The Seller has heretofore delivered to the Buyer a true and correct list of the 20 largest customers of the Company as of the date hereof based on revenues generated during the twelve (12) months ended December 31, 1998. The relationships of the Company with each of such customers are satisfactory commercial working relationships, and no such customer has cancelled or otherwise terminated, or threatened in writing, or to the Seller's knowledge, threatened orally, to cancel or otherwise terminate, its relationship with the Company.

         4.23 INSURANCE. The Seller has heretofore delivered to the Buyer a true and correct list of all policies of insurance maintained by or on behalf of the Company with respect to its business or operations and which are in effect as of the date of this Agreement. As of the date of this Agreement, all such policies are in full force and effect, all premiums due thereon have been paid and the Company has complied in all material respects with the provisions thereof. To Seller's and Company's knowledge, no event has occurred which is reasonably likely to give rise to a material claim relating to the Company under such insurance policies.

         4.24 TRANSACTIONS WITH AFFILIATES. Schedule 4.24 of the Disclosure Schedule lists all agreements and other arrangements and transactions in effect and entered into between the Seller or an affiliate of the Seller, on the one hand, and the Company, on the other hand. For purposes of this Agreement, "affiliate" shall mean any person or entity (i) which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person or entity, (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such person or entity, or (iii) any other person or entity for which a person described in clause (ii) acts in such capacity.

         4.25 NO UNDISCLOSED LIABILITIES. Except for (a) liabilities for future performance pursuant to any agreement listed in Schedules 4.10, 4.11 or 4.13 of the Disclosure Schedule; (b) liabilities disclosed, reserved for or otherwise reflected in the Most Recent Balance Sheet and the notes thereto; and (c) liabilities incurred in the ordinary course of business by the Company after the date of the Most Recent Balance Sheet which will not, individually or in the aggregate, have a Material Adverse Effect, the Company has not incurred any liability (contingent or otherwise) that would be required to be disclosed in financial statements under GAAP, consistently applied. The Company is not indebted to the Seller for any amounts other than normal compensation as disclosed to the Buyer for not more than one partial payroll period.

         4.26 INTEREST IN SIMILAR BUSINESSES. The Seller does not have any financial interest in any person, firm, corporation or other entity which is, or during the past five years was, directly or indirectly, engaged in a business substantially similar to the Business.

         4.27 YEAR 2000 COMPLIANCE. The Company has (i) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000

Problem" (being the risk that computer applications used by the Company (or its suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline (a true, correct and complete copy of which have been provided to Buyer) for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with the timetable. Based on the foregoing, the Seller and the Company believe that all computer applications (including those of its suppliers, vendors and customers to the extent that they may affect the Company) that are material to its business and operations (including computer applications that are imbedded in machinery and other equipment of the Company) are reasonably expected on a timely basis to be able to perform properly all date-sensitive functions for all dates before and after January 1, 2000 (that is, to be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         4.28 DISCLOSURE. No representation or warranty by the Seller contained in this Agreement or Exhibit hereto or in the Disclosure Schedules, and no information heretofore provided by the Seller or the Company to the Buyer, or contained in the Financial Statements, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein not misleading.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES
                              CONCERNING THE BUYER

         As a material inducement to the Seller entering into this Agreement, the Buyer hereby represents and warrants to the Seller the following, in each case as of the date of this Agreement and the Closing Date, unless otherwise specifically provided:

         5.1 ORGANIZATION, QUALIFICATION, AND AUTHORIZATION. Each of the Buyer and the Merger Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Buyer and the Merger Subsidiary each has full corporate power and authority to carry on its business as currently conducted by it and to own and use the properties owned and used by it. The Buyer has delivered to the Seller correct and complete copies of the articles of incorporation and bylaws of the Buyer (as amended to date).

         5.2 CAPITALIZATION. The authorized capital stock of the Buyer, the total number of shares of each class issued and outstanding, and the number of shares held in the treasury of the Buyer, are each set forth on Schedule 5.2 of the Buyer's Disclosure Schedule provided to Seller. As of the Closing and the issuance thereof, the Buyer's Stock to be issued to the Seller under this Agreement will be duly authorized, validly issued, fully paid, and nonassessable.

         5.3 AUTHORIZATION AND ENFORCEABILITY. The Buyer and the Merger Subsidiary each has full corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. Except as provided in Section 6.9 hereof, the Buyer and the Merger Subsidiary each has taken all corporate action which is necessary to authorize the execution and delivery of this Agreement and the consummation by them of the transactions contemplated herein, including the approval of their respective board of directors and the approval of Merger Subsidiary's sole shareholder. This Agreement constitutes the valid and legally binding obligation of each of the Buyer and the Merger Subsidiary, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and except for limitations imposed by general principles of equity. Except with respect to shareholder consent of the Buyer pursuant to Section 6.10 hereof, the Buyer and the Merger Subsidiary need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or party to any material agreement to which they are a party or by which its assets is bound, in order to consummate the transactions contemplated by this Agreement.

         5.4 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, directive or ruling of any government, governmental agency, or court to which the Buyer or Merger Subsidiary is subject, or any provision of the Buyer's or Merger Subsidiary's articles of incorporation or bylaws; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, permit, instrument, or other arrangement to which the Buyer or Merger Subsidiary is a party or by which the Buyer or Merger Subsidiary is bound or to which any of their assets is subject.

         5.5 BROKERS' FEES. The Buyer and Merger Subsidiary has no liability or obligation to pay any fees or commission to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

         5.6        REPORTS AND FINANCIAL STATEMENTS.

                    (a) The Buyer has previously furnished or made available to the Seller and the Company true and complete copies of (i) its Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1998, as filed with the Securities and Exchange Commission, (ii) its Quarterly Reports on Form 10-Q for the quarter ended March 31, 1999, and (iii) all other reports or registration statements filed by the Buyer with the Securities and Exchange Commission since December 31, 1998. As of their respective dates, such reports, proxy statements and registration statements did not contain, and the proxy statement to be distributed to shareholders of Buyer in connection with the shareholder meeting required for approval of this merger will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    (b) The audited consolidated financial statements and unaudited interim financial statements included in the reports or other filings referred to in Section 5.5(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods (except (i) as may be indicated therein or in the notes or schedules thereto and (ii) with respect to unaudited interim financial statements, the absence of notes which, if presented, would not differ materially from those included in the consolidated balance sheet of the Buyer as of December 31, 1998). These statements fairly present the consolidated financial position of the Buyer as of the respective dates thereof and the consolidated results of operations and changes in financial position (or statements of cash flow) of the Buyer for each of the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein and the absence of notes (which, if presented, would not differ materially from those included in the consolidated balance sheet of the Buyer as of December 31,
         1998).

                    (c) Except as disclosed in any reports or registration statements filed by the Buyer with the Securities and Exchange Commission since December 31, 1998, the information and disclosures contained in the Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 remain complete and correct in all material respects as of its date as if such disclosures were made on and as of the date hereof and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                    ARTICLE 6
                                    COVENANTS

         The parties agree as follows with respect to the periods indicated:

         6.1 GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 9 below). The Seller acknowledges and agrees that from and after the Closing, the Surviving Corporation shall be entitled to sole possession of all documents, books, records, agreements, and financial data of any sort relating to the Company, provided the Seller shall have access to such documents, books, records, agreements and financial data after the Closing for any proper purpose (eg. tax reporting and audits).

         6.2 TRANSITION. From and after the date of this Agreement, the Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with it after the Closing as it maintained with it prior to the Closing.

         6.3 CONFIDENTIALITY. From and after the date of this Agreement, the Seller will treat and hold as such all of the information concerning the Company, and its business and affairs, that is not already generally available to the public ("Confidential Information") and refrain from using any of the Confidential Information except in connection with this Agreement.

         6.4 CONDUCT OF BUSINESS. From the date hereof until the Closing, except with the Buyer's prior written consent, the Seller shall cause the Company to carry on its business in the ordinary course of business consistent with past practice and to use its reasonable commercial efforts to preserve intact its business organization and relationships with third parties and, without limiting the generality of the foregoing, the Seller shall not:

                    (a) do or omit to do any act or thing which would cause any of the representations and warranties set out in Section 3 or Section 4 to be untrue at the Closing Date;

                    (b) permit the Company to:

                           (i) do or omit to do any act or thing which would cause any of the representations and warranties set out in Section 4 to be untrue if made at the Closing Date;

                           (ii) make or authorize any material capital expenditures;

                           (iii) enter into any material contract outside the ordinary course of business or amend or terminate any material contract to which it is a party or exercise any renewal, expansion or other options relating thereto, other than in the ordinary course of business;

                           (iv) dispose, or agree or commit to dispose, of any material assets out of the ordinary course of business;

                           (v) make any material change in federal, state or local tax elections, or accounting methods, principles or practices, unless required by law or by changes in GAAP; or

                           (vi) merge or consolidate with any person, acquire any stock or other ownership interest in any person or the assets of any business as an entirety, or liquidate, dissolve or otherwise reorganize or seek protection from creditors; or

                    (c) cause or permit the Company, directly or indirectly, to adopt, amend, modify, spin-off, transfer or assume any of the assets or liabilities of, terminate or partially terminate, any Benefit Plan; or

                    (d) amend, or permit the amendment of the articles of incorporation, by-laws or other organizational documents of the Company, make any changes in the capital structure of the Company, or issue or sell, or purchase, or agree to issue, sell or purchase, any capital stock or securities of the Company, or declare or pay any dividend or other distribution out of the Company. During the period from the date of this Agreement to the Closing Date, the Seller shall cause the Company to confer on a regular basis with the Buyer as to the business of the Company, and to report periodically on the general status of ongoing operations of the Company.

         6.5 REASONABLE EFFORTS. Each Party agrees to use with all due dispatch its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other Parties in connection with the foregoing. Each Party further agrees not to undertake any course of action inconsistent with the satisfaction of the conditions to Closing set forth herein, and to do all such acts and take all such measures as may be commercially reasonable to comply, and be in compliance, with the representations, warranties, covenants and agreements contained in this Agreement.

         6.6 EXCLUSIVE DEALING. During the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement, the Seller shall not initiate or engage in discussions or negotiations with, or provide any information to, any person other than the Buyer, Seller's attorneys, accountants or advisors, concerning any sale of the Company or any material part thereof or any similar transaction. In the event this Agreement is terminated by either party for any reason, each of the Buyer and the Seller agree that in the further event that Buyer, on the one hand, or Seller or Company on the other hand, agree or commit to agree to consummate a transaction similar to the transaction contemplated in this Agreement (whether by stock purchase, asset purchase or merger) before December 31, 1999, then in such event the party terminating this Agreement shall pay to the other a break up fee of $100,000 in cash on demand. The foregoing breakup fee is intended to compensate as liquidated damages the receiving party for expenses incurred in furtherance of this transaction, and not as a penalty.

         6.7 ACCESS TO RECORDS. Between the date of this Agreement and the Closing Date, the Company shall allow the Buyer, its representatives and potential lenders, full and complete access to the books, records and business premises and properties of the Company, and furnish to the Buyer all such information concerning the Company and its businesses and affairs as the Buyer may reasonably request, for purposes of conducting a due diligence investigation; provided, however, that any such investigation shall be conducted during normal business hours and shall not unreasonably interfere with the operations of the Company. No such investigation shall affect any of the representations and warranties of the Seller hereunder.

         6.8 NOTICE OF EVENTS. From the date of this Agreement to the Closing Date, the Company shall promptly notify in writing the Buyer of any fact which, if known at the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement, or which would or could result in the breach by the Seller of any representation or warranty or a breach of any covenant or agreement in this Agreement.

         6.9 SHAREHOLDER APPROVAL. As soon as practicable after the execution of this Agreement (but not earlier than June 29, 1999), the Buyer shall duly call and notice a special or annual meeting of the Shareholders of the Company, and include in the purposes of which the review and approval of the Merger and the issuance of the Buyer's Stock as provided herein (the "Shareholder Meeting"). The proxy materials disseminated by the Buyer shall include a recommendation of the board of directors that the shareholders approve the Merger and the issuance of the Buyer's Stock; provided, however, that the foregoing covenant shall be subject, in all respects, to the fiduciary obligations of the board of directors to the Buyer and its shareholders under applicable law as advised by legal counsel to the Buyer. The Shareholder Meeting shall be noticed and held according to the Bylaws of the Buyer, Delaware corporate law and the rules of any applicable securities exchange. The Seller hereby irrevocably confirms that the Seller has already approved, as the sole shareholder of the Company, the Merger.

         6.10 DISSOLUTION OF COMPONENTS. Within ten (10) of the Closing, the Seller agrees to take all action necessary to dissolve Components.

         6.11 TAX MATTERS. The Parties acknowledge that the Company currently has in effect an election to be taxed as a Subchapter S Corporation under the Code (the "Election"). Without the consent of the other, neither the Company nor the Buyer shall make any election under Section 338(h)(10) of the Code. Neither the Seller nor the Company shall revoke or otherwise terminate the Election prior to the Closing. From and after the Closing, the Election shall terminate, effective as of the Closing. The Seller acknowledges and agrees that the Seller shall prepare, at Seller's cost, the Company's final S-corporation tax return, which return shall be subject to the review and approval of Buyer prior to filing. Seller shall include any income, gain, loss, deduction or other tax items for the periods up to and including the Closing on Seller's tax return in a manner consistent with such final tax return for such periods.

                                    ARTICLE 7
                        CONDITIONS TO OBLIGATION TO CLOSE

         7.1 CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                    (a) The representations and warranties set forth in Section 3 and Section 4 above shall be true, correct and complete in all material respects at and as of the Closing Date (and any representation or warranty that is qualified as to materiality in Sections 3 or 4 shall be deemed to be without such qualification for purposes of the foregoing);

                    (b) The Seller shall have performed and complied with all of the Seller's covenants hereunder in all material respects through the Closing;

                    (c) The Company shall have procured all of the third party authorizations, approvals and consents referred to in Section 4.3 above;

                    (d) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement; (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; (iii) affect adversely following consummation of the right of the Buyer to own stock in the Merger Subsidiary and to control the Company; or (iv) materially and adversely affect the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                    (e) The Seller shall have delivered to the Buyer a Seller's Certificate to the effect that each of the conditions specified above in Section 7.1(a)-(d) is satisfied;

                    (f) Shareholders of the Buyer shall have approved by the requisite majority vote (as required by the Bylaws of the Buyer, Delaware corporate law and the rules of any applicable securities exchanges) the Merger and the issuance of the Buyer's Stock at the Shareholder Meeting as provided herein;

                    (g) The Seller shall have delivered to the Buyer the resignations of all directors and officers of the Company, all to be effective as of the Closing;

                    (h) All certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to counsel to the Buyer;

                    (i) There shall have been delivered to the Buyer an opinion of counsel to the Seller, dated the Closing Date, in substantially the form of Exhibit 2.2(f) hereof;

                    (j) The Seller shall deliver to the Buyer all stock record books, minute books and corporate seals, if any, of the Company;

                    (k) The Company shall have executed and delivered to the Buyer the Articles of Merger in substantially the form of Exhibit 2.2(g) hereof;

                    (l) The Seller shall have executed and delivered to the Buyer the Employment Agreement and the Noncompetition Agreement in substantially the forms of Exhibit 2.2(h) hereof;

                    (m) There shall have been no material damage, dilution, diminution, or destruction to any of the Company's assets, properties or businesses, or any material adverse change affecting the assets, properties, business or condition, financial or otherwise, of the Company; and

                    (n) The Seller shall have executed and delivered such other instruments and agreements as have been reasonably requested by the Buyer.

The Buyer may waive any condition specified in this Section 7.1, if it executes a writing so stating at or prior to the Closing.

         7.2 CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

                    (a) The representations and warranties set forth in Section 5 above shall be true, correct and complete in all material respects at and as of the Closing date (and any representation or warranty that is qualified as to materiality in Section 5 shall be deemed to be without such qualification for purposes of the foregoing);

                    (b) The Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                    (c) No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement; (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; or (iii) affect adversely following consummation of the right of the Seller to own the Buyer's Shares , and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                    (d) The Buyer shall have delivered to the Seller a Buyer's Certificate to the effect that each of the conditions specified above in Section 7.2(a)-(c) is satisfied;

                    (e) All certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to counsel to the Seller;

                    (f) There shall have been delivered to the Seller an opinion of counsel to the Buyer, dated the Closing Date, in substantially the form of Exhibit 2.3(c) hereof;

                    (g) The Merger Subsidiary shall have executed and delivered to the Company the Certificate of Merger in substantially the form of
         Exhibit 2.3(d) hereof and the Articles of Merger, in substantially the form of Exhibit 2.2(g) hereof;

                    (h) The Buyer shall have executed and delivered to Seller the Employment Agreement and the Noncompetition Agreement in substantially the forms of Exhibit 2.2(h) hereof;

                    (i) The Buyer shall have executed and delivered to Seller the Registration Agreement in substantially the form of Exhibit 2.3(f) hereof; and

                    (j) The Buyer shall have executed and delivered such other instruments and agreements as the Seller shall have reasonably requested.

The Seller may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Closing.

                                    ARTICLE 8
                                   TERMINATION

         8.1 TERMINATION RIGHTS. This Agreement may be terminated at any time prior to the Closing:

                    (a)    By the mutual consent of the Seller and the Buyer; or

                    (b) By either the Seller or the Buyer by a written notice to the other if the Closing Date has not occurred on or prior to September 1, 1999 and the failure to complete the purchase and sale of the Shares herein provided for on or before such date did not result from any breach of this Agreement by the party seeking to terminate this Agreement.

         8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall terminate, and have no further force or effect (except for this Section 8.2 and Section 6.6 hereof) and the transactions contemplated hereby shall be abandoned without further action by the parties. Except as otherwise provided herein, any such termination shall not, however, relieve any party of any liability for breach of any covenant or obligation under this Agreement.

                                    ARTICLE 9
                                    REMEDIES

         9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties, covenants and indemnities contained in this Agreement shall survive the Closing until the expiration of the applicable statute of limitation.

         9.2 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER. In the event that any of the representations or warranties of the Seller contained herein shall be untrue or incorrect at the Closing (without regard to any "materiality" or "Material Adverse Effect" exception contained therein), or in the event of a breach of any covenants of the Seller contained herein, or in the event the Equity Deficiency determined from the Pre-Closing Balance Sheet is determined to have been understated, then the Seller agrees to indemnify, defend and hold harmless the Buyer, together with the Surviving Corporation, and their respective officers, directors, employees, successors and assigns (collectively, the" Buyer Indemnified Parties") from and against the entirety of any judgments, actions, suits, proceedings, investigations, claims, demands, costs, losses, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) (collectively, "Adverse Consequences") any of the Buyer Indemnified Parties may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by such failure of such representation and warranty to be true and correct or by such breach or understatement.

         9.3 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER. In the event that any of the representations or warranties of Buyer contained herein shall be untrue or incorrect at the Closing (without regard to any "materiality" or "Material Adverse Effect" exception contained therein), or in the event of a breach of any of the covenants of the Buyer contained herein, then the Buyer agrees to indemnify and hold harmless the Seller, and his heirs, legal representatives, successors or permitted assigns (collectively, the" Seller Indemnified Parties") from and against the entirety of any Adverse Consequences any of the Seller Indemnified Parties may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by such failure of such representation and warranty to be true and correct or by such breach.

         9.4        MATTERS INVOLVING THIRD PARTIES.

                    (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third-Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article 9, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified

         Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is materially prejudiced by such delay.

                    (b) An Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within thirty (30) days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim; (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder; and (iii) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently. Unless and until the Indemnifying Party makes an election in accordance with this Section 9.4(b), all of the Indemnified Party's reasonable costs and expenses arising out of the defense, settlement or compromise of any such action or claim shall be Adverse Consequences subject to indemnification hereunder to the extent provided herein.

                    (c) So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with Section 9.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim, (provided that the costs and expense of such co-counsel shall be for the account of the Indemnifying Party if the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such co-counsel that there may be one or more legal defenses available to the Indemnifying Party which are not available to, or the assertion of which would be adverse to the interests of, the Indemnified Party); (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably); and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

         9.5 OTHER INDEMNIFICATION LIMITATIONS. Notwithstanding anything contained in this Article 9 to the contrary, the Seller shall have no liability under Section 9.2 unless and until all such Adverse Consequences exceed in the aggregate the Equity Surplus, if any; provided, however, that in the event the Buyer's Adverse Consequences exceed such deductible amount, then Buyer shall be entitled to recover only the excess of such Adverse Consequences, and not the deductible amount.

         9.6 INDEMNIFICATION HOLDBACK ESCROW. In order to facilitate the payment of any of Seller's indemnification obligations hereunder, the Buyer shall holdback $100,000 of the cash portion of the Merger Consideration payable to the Seller at the Closing (the "Holdback"), which amount shall be held by Buyer in escrow pursuant to this Section 9.6. The Holdback shall be increased by the amount, if any, of the overstatement in the event the Equity Deficiency as determined from the Pre-Closing Balance Sheet is thereafter determined to have been overstated, but in no event shall the Holdback be increased by more than the amount of the reduction to the cash portion of the Merger Consideration made at Closing pursuant to Section 1.8(b) hereof. If requested by the Seller, the Holdback shall be deposited with a mutually acceptable financial institution, provided that the Seller pays all costs associated with such third party escrow agent. Upon notice of an indemnification claim by the Buyer Indemnified Parties hereunder, the Buyer may deduct and retain from the Holdback the amount of the Adverse Consequences therefor. In the event of a dispute over whether the Buyer is entitled to Indemnification hereunder, the Buyer shall not deduct and retain amounts from the Holdback unless and until the dispute is resolved. The then remaining portion of the Holdback, if any, on the first annual anniversary of the Closing shall be paid to the Seller in cash (net of any pending claims which shall be resolved before any payment therefor is remitted to the Seller). The Parties acknowledge and agree that notwithstanding the foregoing, the Buyer is not limited to the Holdback with respect to its indemnification claims and rights hereunder, and that the Buyer shall be entitled to offset any further indemnification amounts hereunder against any other funds due from the Buyer to the Seller, including any amounts under the Noncompetition Agreement.

         9.7 DISPUTE RESOLUTION. In the event any dispute arises out of or in relation to this Agreement, or a breach hereof, including any dispute regarding the existence, validity, interpretation, scope or termination of this Agreement, and if such dispute cannot be settled within a reasonable time through direct negotiations between the parties, which the parties agree to pursue in good faith, such dispute shall be submitted to binding arbitration conducted in Hennepin, Minnesota, in accordance with the then-current Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration hereunder shall be conducted by a panel of arbitrators consisting of three members constituted with the assistance of the AAA, one of whom shall be a senior or retired judge of the Minnesota State or Federal court system, one of whom shall be a mutually acceptable member of the video conferencing solutions industry, and one of whom shall be a mutually acceptable member of the accounting industry. The costs and expenses of the arbitration shall be paid by the party against whom the arbitrators render a decision, if a decision is rendered against a party, otherwise the costs and expenses shall be shared equally between the Buyer, on the one hand, and the Seller, on the other hand. The arbitrators shall have full power and authority to rule on any question of law in the same manner as any judge of any court of competent jurisdiction, and the decision of the arbitrators shall be final and conclusive upon the Parties, and shall not be subject to any appeal or review, except as provided under the Uniform Arbitration Act, Minn. Stat. ss.572.08 et. seq. The arbitrators shall have full power to make any award (including the award of equitable remedies) that shall under the circumstances presented to them be deemed to be proper; provided that the arbitrators shall not have the power to award punitive damages or to limit, expand or otherwise modify the terms of this Agreement. Judgment may be entered upon any award rendered by the arbitrators in accordance with applicable law in any court of competent jurisdiction.

                                   ARTICLE 10
                               GENERAL PROVISIONS

         10.1 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Seller, except to the extent required by law or the rules of any applicable securities exchange, and except as may be necessary in connection with the solicitation of Buyer's shareholder approval at the Shareholder's Meeting.

         10.2 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person or entity other than the Parties and their respective heirs, legal representatives, successors and permitted assigns.

         10.3 ENTIRE AGREEMENT. This Agreement (including the Disclosure Schedules and Exhibits referred to herein) constitutes the entire agreement among the Parties with respect to matters coming within the scope of the provisions of this Agreement and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         10.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective heirs, legal representatives, successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller.

         10.5 COUNTERPARTS AND FACSIMILE DELIVERY. This Agreement may be executed in one or more counterparts, and by different Parties on different counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement shall be effective once one or more counterparts hereof has been executed by each Party hereto, whether or not all such signatures are on the same counterpart. Either Party may deliver an executed counterpart of this Agreement by facsimile transmission, provided the original executed counterpart is thereafter promptly delivered to the other Party.

         10.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.7 NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                       If to the Seller
                       or the Company:      Acoustic Communication Systems, Inc.
                                            13705 26th Avenue North
                                            Suite 110
                                            Plymouth, MN 55441
                                            Attn: Robin Sheeley
                                            Telephone: (612) 550-2300
                                            Facsimile: (612) 550-2301

                       Copy to:             Best & Flanagan LLP
                                            4000 US Bank Place
                                            601 Second Avenue South
                                            Minneapolis, MN 55402
                                            Attn: James Michels
                                            Telephone: (612) 341-9706
                                            Facsimile:  (612) 339-5897

                       If to the Buyer:     VideoLabs, Inc.
                                            5960 Golden Hill Drive
                                            Golden Valley, MN 55416
                                            Attn:  James Hansen
                                            Telephone: (612) 542-0061
                                            Facsimile: (612) 542-0069

                       Copy to:             Hinshaw & Culbertson
                                            Suite 3100
                                            222 South Ninth Street
                                            Minneapolis, MN 55402
                                            Attn:  Shane R. Kelley, Esq.
                                            Telephone: (612) 333-3434
                                            Facsimile: (612) 334-8888

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         10.8 GOVERNING LAW. Except to the extent of the Merger, which shall be governed by the laws of the States of Delaware and Minnesota, as applicable, this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Minnesota.

         10.9 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability for the offending term or provision in any other situation or in any other jurisdiction.

         10.11 EXPENSES. Each Buyer, on the one hand, and the Seller, on the other hand, will bear its own costs and expenses (including legal fees and expenses and filing or processing fees imposes by governmental authorities) incurred in connection with this Agreement and the transactions contemplated hereby. The Company shall not pay or be liable for any of the Seller costs and expenses (including the fees and expenses of their legal counsel or other advisors) in connection with this Agreement.

         10.12 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein, shall have independent significance, and that all statements contained herein and in the Disclosure Schedules and Exhibits hereto shall be deemed to be representations and warranties hereunder. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                  ACOUSTIC COMMUNICATION SYSTEMS, INC.




                                  By  /s/ Robin Sheeley
                                      ------------------------------------------
                                      Robin Sheeley
                                      Its President




                                      /s/ Robin Sheeley
                                      ------------------------------------------
                                      Robin Sheeley


                                  VIDEOLABS, INC.




                                  By  /s/ James Hansen
                                      ------------------------------------------
                                      James Hansen
                                      Its President


                                  VL ACQUISITION CO.




                                  By  /s/ James Hansen
                                      ------------------------------------------
                                      James Hansen
                                      Its President

                          FIRST AMENDMENT TO AGREEMENT
                                       AND
                                 PLAN OF MERGER


         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
("Amendment") is made and entered into effective as of this 25th day of May, 1999 by and among Videolabs, Inc., a Delaware corporation ("Buyer"), VL Acquisition Co., a Delaware corporation formed by Buyer ("Merger Subsidiary"), Robin Sheeley, a Minnesota resident ("Seller") and Acoustic Communication Systems, Inc., a Minnesota corporation (the "Company"). Capitalized terms used herein not otherwise defined shall have the definitions set forth in the Agreement and Plan of Merger of Acoustic Communication Systems, Inc. into VL Acquisition Co. dated May 17, 1999 (the "Merger Agreement").

         The Parties agree that the Merger Agreement is hereby amended as follows:

         1. At the end of the third "WHEREAS" clause on the first page, the following sentence is hereby added:

                  The Parties intend that the merger contemplated hereby will qualify as a "statutory merger" under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

         2. Section 1.7(a) of the Merger Agreement is hereby amended to read as follows:

                  (a) An amount of cash equal to Five Hundred Thousand Dollars ($500,000); PLUS

         3. The following sentence shall be added at the end of Section 1.8(a) of the Merger Agreement:

                  (a) For the purposes of this Section 1.8, the debt incurred by the Company in connection with the distribution to Seller by the Company pursuant to Section 1.10 below shall be considered equity for the purpose of determining the Minimum Equity Level under this Section.

         4. The following section 1.10 shall be added to the Merger Agreement immediately following Section 1.9:

                  1.10 Loan and Distribution. No later than June 15, 1999, Seller shall loan to the Company cash in an amount equal to Five Hundred Thousand Dollars ($500,000) pursuant to a promissory note in form and substance reasonably acceptable to Buyer (the "Note"). The Note shall be unsecured and shall provide for interest at the "Applicable Federal Rate" established by Internal Revenue Service Regulations during the period which the loan is outstanding. The Note shall be due and payable in full upon the consummation of the Merger at the Closing, or on September 30, 1999 whichever occurs earlier. If the Note becomes due and payable upon consummation of the Merger, the obligation to pay the Note shall be assumed by Merger Subsidiary, and payment shall be made to Seller at the Closing. Any contrary statement, covenant or representation contained herein notwithstanding, immediately upon receipt of the funds loaned by Seller, the Company shall make a distribution of retained earnings, in the form of a dividend, in the amount of $500,000.00 to Seller.

         5. At the Closing of the Merger, the Buyer shall contribute to the capital of the Merger Subsidiary (or extend a loan which will be deemed to be capital) the amount of $500,000.00 in cash, to finance the payment of the Note to the Seller.

         6. Notwithstanding anything in the Merger Agreement to the contrary, the computation and calculation of net equity of the Company under Section 1.8 of the Merger Agreement (for purposes of determining compliance with the Minimum Equity Level) shall be made after giving full and complete effect to all transactions contemplated in this Amendment (being the loan, dividend, capital contribution and loan repayment).

         7. The balance of the Merger Agreement is unchanged, is hereby ratified and confirmed in all respects and remains in full force and effect.

VIDEOLABS, INC.



By: /s/ James Hansen
   --------------------------------
    James Hansen
    Its President



VL ACQUISITION CO.



By: /s/ James Hansen
   --------------------------------
    James Hansen
    Its President



ACOUSTIC COMMUNICATION SYSTEMS, INC.



By: /s/ Robin Sheeley
   --------------------------------
    Robin Sheeley
    Its President



ROBIN SHEELEY



By: /s/ Robin Sheeley
    --------------------------------

                                 VIDEOLABS, INC.

            SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS

                            TUESDAY, JULY 13, 1999
                                    3:30 P.M.

                                THE METROPOLITAN
                               5418 WAYZATA BLVD.
                              MINNEAPOLIS, MN 55416








--------------------------------------------------------------------------------


VIDEOLABS, INC.
5960 GOLDEN HILLS DR., GOLDEN VALLEY, MN 55416                             PROXY
--------------------------------------------------------------------------------

The undersigned, having duly received the Notice of Special Meeting in lieu of Annual Meeting and Proxy Statement dated June __, 1999, hereby appoints James W. Hansen and Jill R. Larson proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of VideoLabs, Inc. which the undersigned is entitled to vote at a Special Meeting in lieu of Annual Meeting of shareholders of VideoLabs, Inc., to be held at 3:30 pm on Tuesday, July 13, 1999, at The Metropolitan, 5418 Wayzata Blvd., Minneapolis, Minnesota, and any adjournment thereof.




                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                  VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to VideoLabs, Inc. c/o Shareowner Services-, P.O. Box 64873, St. Paul, MN 55164-0873.







                               PLEASE DETACH HERE





              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. Issuance of shares of common stock of the Company to effect the acquisition by merger of Acoustic Communications Systems, Inc.

                                                          [ ] Vote FOR  [ ] Vote AGAINST

2.   Election of directors:     01 Richard F. Craven      [ ] Vote FOR         [ ] Vote WITHHELD
                                02 John Collins               all nominees         from all nominees
                                03 James W. Hansen

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY   ________________________________________________
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE         |                                                |
NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)         |________________________________________________|

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
FOR ALL DIRECTORS NAMED IN ITEM 2 AND FOR PROPOSAL 1.

Address Change? Mark Box  [ ]                              Dated: _________________________, 1999.
Indicate changes below:

                                                       ________________________________________________
                                                      |                                                |
                                                      |________________________________________________|

                                                      Signature(s) in Box

                                                      Sign exactly as your name appears below, in the case
                                                      of joint tenancy, both joint tenants must sign;
                                                      fiduciaries please indicate title and authority.
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